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Exhibit 99.1

        UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended December 31, 2004 **

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Income: $4,788
($ in thousands)

Report Preparer:

        The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: January 25, 2005

/s/ SCOTT D. MACDONALD Scott D. Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT

*
Refer to Schedule VI for a listing of Debtors by Case Number.

**
All amounts herein are unaudited and subject to revision. The Debtors reserve all rights to revise this report. The presentation in this Monthly Operating Report reflects the restatement of the Company's books and records and the correction of misapplications of generally accepted accounting principles in the United States of America ("GAAP") that occurred during the time period which members of the family of John J. Rigas ("Rigas Family") held all of the senior executive positions at Adelphia Communications Corporation ("Adelphia") and constituted five of the nine members of the board of directors (collectively, "Rigas Management"). Thus, the presentation in this Monthly Operating Report may not be comparable to Monthly Operating Reports for months prior to December 31, 2004. For additional information, see Note 3.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED BALANCE SHEET
(Dollars in thousands, except share data)

December 31, 2004
ASSETS:
Current assets:
Cash and cash equivalents	$338,272
Restricted cash	6,300
Accounts receivables, net	114,098
Other current assets	172,554

Total current assets	631,224

Noncurrent assets:
Restricted cash	4,656
Investments in equity affiliates	230,083
Related party receivables	25,360
Property and equipment, net	4,343,591
Intangible assets, net	7,508,242
Other noncurrent assets, net	107,227

Total assets	$12,850,383

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$188,259
Subscriber advance payments and deposits	32,638
Accrued liabilities	411,076
Deferred revenue	30,913
Current portion of parent and subsidiary debt	667,605

Total current liabilities	1,330,491

Noncurrent liabilities:
Other liabilities	121,060
Deferred revenue	84,668
Deferred income taxes	619,844

Total noncurrent liabilities	825,572
Liabilities subject to compromise	18,058,472

Total liabilities	20,214,535

Minority's interest in equity of subsidiaries	91,478
Stockholders' equity:
Series preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,567,022
Accumulated other comprehensive loss	826
Accumulated deficit	(16,212,355)
Treasury stock, at cost	(27,937)

(6,669,499)
Amounts due from the Rigas Family and Rigas Family Entities, net	(786,131)

Total stockholders' equity	(7,455,630)

Total liabilities and stockholders' equity	$12,850,383

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Month Ended December 31, 2004	Thirty Months Ended December 31, 2004
Revenue	$337,856	$9,136,371
Cost and expenses:
Direct operating and programming	210,629	6,006,800
Selling, general and administrative:
Third party	20,632	659,120
Investigation and re-audit related fees	11,799	181,293
Depreciation and amortization	90,008	2,912,047
Impairment of long-lived assets	—	2,019,162
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets, net	—	(5,070)

Total costs and expenses	333,068	11,829,280

Operating income (loss)	4,788	(2,692,909)
Other income (expense):
Interest expense, net of amounts capitalized (contractual interest expense was $95,424 and $2,799,328 during December 2004 and during the thirty months ended December 31, 2004, respectively)	(37,408)	(989,817)
Impairment of cost and available for sale investments	(3,801)	(18,275)
Other income (expense), net	699	65,135

Total other expense, net	(40,510)	(942,957)
Loss from continuing operations before reorganization expenses, income taxes, share of earnings (losses) of equity affiliates and minority's interest	(35,722)	(3,635,866)
Reorganization expenses due to bankruptcy	(5,979)	(219,547)

Loss from continuing operations before income taxes, share of earnings (losses) of equity affiliates and minority's interest	(41,701)	(3,855,413)
Income tax (expense) benefit	109,058	(84,122)
Share of earnings (losses) of equity affiliates, net	603	(118,132)
Minority's interest in losses of subsidiaries, net	1,785	71,238

Loss from continuing operations	69,745	(3,986,429)
Discontinued operations, net (includes $97,902 related to the cost of TelCove settlement)	—	(137,820)

Net loss	69,745	(4,124,249)
Beneficial conversion feature	(2,070)	(18,836)

Net loss applicable to common stockholders	$67,675	$(4,143,085)

Basic and diluted loss per weighted average share of common stock	$0.27	$(16.33)

Basic and diluted weighted average shares of common stock outstanding (in thousands)	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Month Ended December 31, 2004	Thirty Months Ended December 31, 2004
Cash flows from operating activities:
Net income (loss)	$69,745	$(4,124,249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	90,008	2,912,047
Impairment of long-lived assets	—	2,019,162
Provision for uncollectible amounts due from TelCove	—	13,899
Provision for uncollectible amounts due from the Rigas Family and Rigas Family Entities	—	42,029
Gains on dispositions of long-lived assets	—	(5,070)
Amortization of debt financing costs	4,669	76,988
Impairment of cost and available-for-sale investments	3,801	18,275
Reorganization expenses due to bankruptcy	5,979	219,547
Deferred tax expense (benefit)	(99,663)	106,632
Share of losses (earnings) of equity affiliates, net	(603)	118,132
Minority's interest in losses of subsidiaries, net	(1,785)	(71,238)
Depreciation, amortization and other non-cash items from discontinued operations	—	137,820
Change in operating assets and liabilities	8,572	(54,889)

Net cash provided by operating activities before payment of reorganization expenses	80,723	1,409,085
Reorganization expenses paid during the period	(7,581)	(207,828)

Net cash provided by operating activities	73,142	1,201,257

Cash flows from investing activities:
Expenditures for property, plant and equipment	(52,673)	(1,607,398)
Change in restricted cash	3,695	(8,828)
Other	14,785	112,108

Net cash used in investing activities	(34,193)	(1,504,118)

Cash flows from financing activities:
Proceeds from Extended DIP Facility and DIP Facility	2,000	691,708
Repayments of debt	(1,570)	(125,860)
Payment of bank financing costs	—	(63,062)

Net cash provided by financing activities	430	502,786

Change in cash and cash equivalents	39,379	199,925
Cash and cash equivalents, beginning of period	298,893	138,347

Cash and cash equivalents, end of period	$338,272	$338,272

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Note 1: Background and Basis of Presentation

        Adelphia and its consolidated subsidiaries (collectively, the "Company") are engaged primarily in the cable television business. The cable systems owned by the Company are located in 31 states and Brazil. In June 2002, Adelphia and substantially all of its domestic subsidiaries (the "Debtors") filed voluntary petitions to reorganize (the "Chapter 11 Cases") under Chapter 11 of Title 11 ("Chapter 11") of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). For additional information, see Note 2.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of the Bankruptcy Code. The Non-Filing Entities as of December 31, 2004 include Palm Beach Group Cable, Inc., Praxis Capital Ventures, L.P., Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended December 31, 2004, the Non-Filing Entities were not significant to the consolidated results of operations, financial position, or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include the Rigas Family Entities (defined below).

        These consolidated financial statements (i) have been prepared on a going concern basis, which assumes continuity of operations, realization of assets and satisfaction of liabilities in the ordinary course of business, and (ii) do not purport to show, reflect or provide for the consequences of the Debtors' Chapter 11 reorganization proceedings. In particular, these consolidated financial statements do not purport to show: (i) as to assets, the amount that may be realized upon their sale or their availability to satisfy liabilities, (ii) as to pre-petition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof, (iii) as to stockholder's equity accounts, the effect of any changes that may be made in the capitalization of the Company, or (iv) as to operations, the effect of any changes that may be made in its business.

        Through May 2002, John J. Rigas, his sons and members of his immediate family served as directors and executive officers of the Company. In May 2002, such Rigas family members resigned from their positions as directors and executive officers of the Company. In addition, although members of the Rigas Family continue to own common stock with a majority of the voting power in Adelphia, the Rigas Family has not been able to exercise such voting power since the Debtors filed for protection under the Bankruptcy Code in June 2002. Prior to May 2002, the Company engaged in numerous transactions that directly or indirectly involved members of the Rigas Family and entities in which members of the Rigas Family directly or indirectly held controlling interests (collectively, the "Rigas Family Entities").

        Following the petition for bankruptcy, the Company can no longer control the activities and operations of its subsidiaries. However, because the bankruptcy proceedings for the Company and its previously consolidated subsidiaries are consolidated for administrative purposes in the same Bankruptcy Court and will be overseen by the same judge, the financial statements of the Debtors have been presented on a combined basis, which is consistent with consolidated financial statements (see Note 2). As with consolidated financial statements, all inter-entity transactions between the Debtors are eliminated.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of December 31, 2004, or the results of its operations or its cash flows for the one and thirty month periods ended December 31, 2004 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the certain subsidiaries which did not file voluntary petitions under the Bankruptcy Code. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein.

        The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 with the Securities and Exchange Commission ("SEC") on December 23, 2004 ("2003 Annual Report"). The Company's website, www.adelphia.com, contains a copy of the 2003 Annual Report. The Company has not completed the preparation of financial statements for periods subsequent to December 31, 2003 and is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

Note 2: Bankruptcy

General

        On June 25, 2002 ("Petition Date"), the Debtors filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On June 10, 2002, Century Communications Corporation ("Century"), an indirect wholly-owned subsidiary of Adelphia, filed a voluntary petition to reorganize under Chapter 11, seeking protection under the U.S. bankruptcy laws. The Debtors, which include Century, are currently operating their business as debtors-in-possession under Chapter 11.

        On July 11, 2002, a statutory committee of unsecured creditors (the "Creditors' Committee") was appointed, and on July 31, 2002, a statutory committee of equity holders (the "Equity Committee" and, together with the Creditors' Committee, the "Committees") was appointed. The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Debtors' plan of reorganization. Under the Bankruptcy Code, the Debtors were provided with specified periods during which only the Debtors could propose and file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereto (the "Solicitation Period"). The Debtors received several extensions of the Exclusive Period and the Solicitation Period from the Bankruptcy Court with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. The Debtors filed a motion requesting an additional extension of the Exclusive Period and the Solicitation Period. However, the Equity Committee filed a motion to terminate the Exclusive Period and the Solicitation Period and other objections were filed regarding this request. The Bankruptcy Court has extended the Exclusive Period

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

and the Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. Until such hearing, the Exclusive Period and the Solicitation Period are continuing. No hearing has been scheduled.

        On February 25, 2004, the Debtors filed their proposed joint plan of reorganization (the "Stand-Alone Plan") and related draft disclosure statement with the Bankruptcy Court. The Debtors believe that there is substantial opposition to the terms of the Stand-Alone Plan as filed on February 25, 2004 from many of their constituents. The Debtors are in the process of revising the Stand-Alone Plan to address the opposition of certain constituents. In addition, if the Stand-Alone Plan is rejected by certain classes of claims or equity interests, the Bankruptcy Court may decide not to confirm it.

        As a result of the Company's filing of the bankruptcy petition and the other matters described in the following paragraphs, there is substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Except as required by SOP 90-7, the consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Interest expense related to pre-petition liabilities subject to compromise has been reported only to the extent that it will be paid during the Chapter 11 proceedings or will be an allowed priority or secured claim. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date. Liabilities not subject to compromise are separately classified as current or noncurrent. Revenue, expenses, realized gains and losses, and provisions for losses resulting from reorganization are reported separately as reorganization expenses due to bankruptcy. Cash used for reorganization items is disclosed in the consolidated statements of cash flows.

        The ability of the Debtors to continue as a going concern is predicated upon numerous matters, including the following:

  •
  having a plan of reorganization confirmed by the Bankruptcy Court;

  •
  being able to successfully implement the Company's business plans and otherwise offsetting the negative effects that the Chapter 11 filing has had on the Company's business, including the impairment of vendor relationships;

  •
  obtaining substantial financing, including working capital financing, which the Company may not be able to obtain on favorable terms, or at all. A failure to obtain necessary financing would result in the delay, modification or abandonment of the Company's development and expansion plans and would have a material adverse effect on the Company;

  •
  resolving a number of legal matters; the Company is party to material litigation, a SEC action and a United States Department of Justice ("DoJ") investigation, any of which could subject it to substantial penalties and other adverse monetary and non-monetary consequences, including possible liquidation of the Company (see Note 9 for additional information);

  •
  renewing franchises; failure to do so will result in reduced operating results and potential impairment of assets;

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

  •
  obtaining consideration sufficient to settle pre-petition liabilities subject to compromise, the amount of which is not known at this time because the rights and claims of the Debtors' various creditors will not be known until the Bankruptcy Court confirms a plan of reorganization;

  •
  being able to operate, pending emergence from bankruptcy, within the terms and conditions of the Company's Extended DIP Facility (defined below) and/or the Exit Financing Facility (defined below), including its limitations on capital expenditures and its financial covenants;

  •
  achieving positive operating results, increasing net cash provided by operating activities and maintaining satisfactory levels of capital and liquidity considering its history of net losses and capital expenditure requirements and the expected near-term continuation thereof; and

  •
  attracting, motivating and retaining key executives and employees.

        These issues are in addition to those operational and competitive challenges faced by the Company in the normal course of its business.

        Until a plan of reorganization is confirmed by the Bankruptcy Court and becomes effective, no assurance can be given that the Debtors will emerge from bankruptcy.

        To successfully emerge from bankruptcy, the Debtors must, among other things:

  •
  obtain an order of the Bankruptcy Court approving a disclosure statement as containing "adequate information;"

  •
  solicit acceptance of a plan of reorganization from the holders of claims and equity interests in each class that is impaired and not deemed by the Bankruptcy Court to have rejected the plan of reorganization;

  •
  obtain an order from the Bankruptcy Court confirming the plan of reorganization; and

  •
  consummate the plan of reorganization.

        To complete these steps, the Bankruptcy Court must first hold a hearing to determine if the disclosure statement contains adequate information. No date for such a hearing has been scheduled at this time. Second, before it can issue a confirmation order, the Bankruptcy Court must find that either (i) each class of impaired claims or equity interests has accepted the plan of reorganization or (ii) the plan of reorganization meets the requirements of the Bankruptcy Code to confirm the plan of reorganization over the objections of dissenting classes. In addition, the Bankruptcy Court must find that the plan of reorganization meets certain other requirements specified in the Bankruptcy Code. Confirmation of the plan of reorganization would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for the Company's corporate governance following emergence from bankruptcy.

        On April 22, 2004, Adelphia announced that it intends to pursue a sale of the Company while simultaneously pursuing the Stand-Alone Plan. On September 21, 2004, Adelphia formally launched its sale process in which potential bidders were invited to submit preliminary indications of interest in the Company and its subsidiaries or one or more Company-designated clusters of cable systems. On November 1, 2004, Adelphia, based on the non-binding indications of interest, invited qualified bidders to further participate in the sale process and to submit final legally binding bids in accordance with the bidding procedures approved by the Bankruptcy Court. Final bids are due by January 31, 2005. The Company is pursuing the dual track process to determine which alternative is in the best interests of

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

the Debtors' constituents. Certain fees are due to the Company's financial advisors upon successful completion of a sale, which are calculated as a percentage (0.11% to 0.20%) of the sale value. Additional fees may be payable depending on the outcome of the sale process.

        Pre-petition and post-petition obligations of the Debtors are treated differently under the Bankruptcy Code. Due to the commencement of the Chapter 11 Cases and the Debtors' failure to comply with certain financial covenants, the Debtors are in default on substantially all of their pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. However, the Bankruptcy Court has approved the Debtors' motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Debtors have been paying and intend to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtors may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. For additional information concerning liabilities subject to compromise, see below.

        The ultimate amount of the Debtors' liabilities will be determined during the Debtors' claims resolution process. The Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of January 9, 2004. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how its claim appears on the Debtors' Schedules of Liabilities. However, under certain limited circumstances, claimants may file proofs of claims after the bar date. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. Over 18,000 proofs of claim asserting in the aggregate $3.2 trillion in claims have been filed against the Debtors' estates in the Chapter 11 Cases, including duplicative claims, but excluding any estimated amounts for unliquidated claims. The Debtors currently are in the process of reviewing, analyzing and reconciling the scheduled and filed claims and have filed their first omnibus objection to certain of the claims. The Debtors anticipate filing additional objections in the future addressing a substantial portion of the remaining proofs of claims. At present, the allowed amounts of such claims are not determinable, and the Debtors expect that the claims resolution process will take significant time to complete.

        In order to provide liquidity, the Debtors entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, with a group of lenders for a debtor-in-possession credit facility (as amended, the "DIP Facility"). On May 10, 2004, the Debtors entered into a Second Amended and Restated Credit and Guaranty Agreement, which amended and restated the DIP Facility in its entirety (as amended, the "Extended DIP Facility"). For additional information, see Note 3.

  Exit Financing Commitment

        On February 25, 2004, the Company executed a commitment letter and certain related documents pursuant to which, and subject to the terms and conditions set forth therein, a syndicate of financial institutions committed to provide to the Debtors up to $8,800,000 in exit financing (the "Exit Financing Facility"), which amounts will be used by the Debtors to make the cash payments contemplated by the Debtors' Stand-Alone Plan and to pay related transaction costs associated with the reorganization of the Debtors. The commitment letter and the related documents were amended on several occasions

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

during the first and second quarters of 2004 to give effect to certain developments in the bankruptcy cases of the Debtors, including in response to the April 22, 2004 announcement by the Debtors of their intention to pursue a possible sale of the Company or its assets.

        The proposed Exit Financing Facility is comprised of (i) $5,500,000 of senior secured credit facilities, which includes $4,750,000 of term loans and a $750,000 revolving credit line, and (ii) a $3,300,000 bridge facility. The revolving credit line would generally not be used on the closing date to finance the cash payments to be made under the Debtors' Stand-Alone Plan or to pay transaction costs associated with the reorganization of the Debtors. Rather, the revolving credit line would be used following the completion of the Debtors' reorganization to fund the working capital requirements of the Debtors. The aggregate commitment of the exit lenders under the terms of the Exit Financing Facility is subject to reduction under certain circumstances, which are described in the commitment letter, as amended. In addition, the Company has the right to terminate the commitment of the exit lenders after the execution of a definitive sale agreement that has been approved by the board of directors of Adelphia (the "Board") providing for the sale of all or substantially all of the assets of the Debtors or all or substantially all of the equity of Adelphia. The obligation of the exit lenders to fund the Exit Financing Facility is subject to certain conditions which are enumerated in the commitment letter and the attachments thereto, each as amended. There can be no assurance that such conditions will be satisfied.

        On June 30, 2004, and after the Debtors and the exit lenders agreed on certain modifications to the terms of the Exit Financing Facility, the Bankruptcy Court entered an order approving the Exit Financing Facility. Following the Bankruptcy Court's approval of the Exit Financing Facility, the Company paid the exit lenders a nonrefundable fee of $10,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses incurred by them through such date. Additional fees will be payable by the Company under the terms of the Exit Financing Facility irrespective of whether the exit financing facilities are utilized. A termination fee of $10,000 will be payable if the exit financing facilities are not utilized. Certain other fees will only become payable if the Exit Financing Facility is funded.

        The commitment of the exit lenders under the exit financing commitment expires on June 30, 2005. If a plan of reorganization is confirmed by the Bankruptcy Court on or before 5:00 p.m., New York City time, on June 30, 2005, then the Company has the right to extend the exit financing commitment for up to 90 calendar days. If the exit financing commitment expires prior to the Debtors' emergence from bankruptcy pursuant to the Stand-Alone Plan, the Debtors will need to seek an extension of the exit financing commitment.

  Presentation

        For periods subsequent to the Petition Date, the Company has applied the provisions of SOP 90-7. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the consolidated statements of operations. Liabilities subject to compromise are reported at the amounts expected to be allowed, even

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

if they may be settled for lesser amounts. Liabilities subject to compromise consist of the following (amounts in thousands):

December 31, 2004
Parent and subsidiary debt	$13,290,903
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas Family Entities	2,846,156
Accounts payable	954,858
Accrued liabilities	817,761
Series B Preferred Stock	148,794

$18,058,472

        The amounts presented as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, completion of the reconciliation process with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Amortization of deferred financing fees related to pre-petition debt obligations was terminated effective on the Petition Date and the unamortized amount at the Petition Date ($134,208) has been included as an offset to liabilities subject to compromise as an adjustment of the net carrying value of the related pre-petition debt. Similarly, amortization of the issuance costs for the Company's redeemable preferred stock was also terminated at the Petition Date. For periods subsequent to the Petition Date, interest expense has been reported only to the extent that it will be paid during Chapter 11 proceedings or will be an allowed priority, secured or unsecured claim. In addition, no preferred stock dividends have been accrued subsequent to the Petition Date.

  Reorganization Expenses due to Bankruptcy and Investigation and Re-audit Related Fees

        Only those fees directly related to the Chapter 11 filings are included in reorganization expenses due to bankruptcy. These expenses are offset by the interest earned during reorganization. Certain reorganization expenses are contingent upon the approval of a plan of reorganization by the Bankruptcy Court and include cure costs, financing fees and success fees. The Company is currently aware of certain success fees that potentially could be paid to third party financial advisers of the Company and Committees upon the Company's emergence from bankruptcy. Currently, these contingent fees are estimated to be between $21,500 and $34,950. As no plan of reorganization has been confirmed by the Bankruptcy Court, no accrual for such contingent payments or equity awards to certain executives payable upon emergence from bankruptcy has been recorded in the accompanying consolidated financial statements.

        The Company is incurring certain professional fees that, although not directly related to the Chapter 11 filing, relate to the investigation of the actions of the Rigas Family management and related efforts to comply with applicable laws and regulations. These expenses include the additional audit fees incurred for the year ended December 31, 2001 and prior, and legal, special investigation and forensic consultant fees of the Company and a special committee of the Board. These expenses have been

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

included in investigation and re-audit related fees in the accompanying consolidated statements of operations.

Note 3. Restatement

        As previously stated, the Company has completed the preparation of financial statements for 2003, 2002 and 2001. Presented below are tables which set forth the impact of the Company's restatement adjustments on the Debtors' statement of operations for the month ended and twenty-nine months ended November 30, 2004 and the Debtors' November 30, 2004 balance sheet. The Company has not completed the preparation of financial statements for periods subsequent to December 31, 2003 and PWC has not completed its audit for the year ended December 31, 2004. As such, the following tables are subject to change as further adjustments may be made to the financial statements. For addition information regarding the restatement of the Company's financial statements, see Note 4 of the Company's 2003 Annual Report.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Statement of Operations Impact

        The following tables set forth the effects of the Company's restatement adjustments in the Debtors' condensed consolidated statements of operation for the month ended November 30, 2004 (amounts in thousands):

	Month Ended November 30, 2004
	As previously reported	Adjustments	As restated
Revenue	$331,256	$2,596	$333,852

Costs and expenses:
Direct operating and programming	211,786	2,596	214,382
Selling, general and administrative:
Third party	23,661	(187)	23,474
Investigation and re-audit fees	9,383	—	9,383
Depreciation and amortization	87,488	(492)	86,996

Total costs and expenses	332,318	1,917	334,235

Operating income (loss)	(1,062)	679	(383)
Other income (expense):
Interest expense, net of amounts capitalized	(40,564)	—	(40,564)
Other income (expense), net	265	—	265

Total other income (expense), net	(40,299)	—	(40,299)
Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority's interest	(41,361)	679	(40,682)
Reorganization expenses due to bankruptcy	(6,551)	—	(6,551)

Loss from continuing operations before income taxes, share of losses of equity affiliates and minority's interest	(47,912)	679	(47,233)
Share of earnings (losses) of equity affiliates, net	(187)	—	(187)
Minority interests in losses of subsidiaries	787	—	787

Loss from continuing operations	(47,312)	679	(46,633)

Net loss	(47,312)	679	(46,633)

Net loss applicable to common stockholders	$(47,312)	$679	(46,633)

Basic and diluted loss per weighted average share of common stock:	$(0.19)	0.01	(0.18)

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        The following tables set forth the effects of the Company's restatement adjustments in the Debtors' condensed consolidated statement of operation for the twenty-nine months ended November 30, 2004 (amounts in thousands):

	Twenty-nine months ended November 30, 2004
	As previously reported	Reclassifications	Adjustments	As restated
Revenue	$8,765,843	$—	$32,672	$8,798,515

Costs and expenses:
Direct operating and programming	5,628,347	—	167,824	5,796,171
Selling, general and administrative:
Third party	606,893	—	31,595	638,488
Investigation and re-audit fees	166,278	—	3,216	169,494
Depreciation and amortization	2,291,392	—	530,647	2,822,039
Impairment of long-lived assets	72,134	—	1,947,028	2,019,162
Provision for uncollectible amounts due from TelCove	—	—	13,899	13,899
Provision for uncollectible amounts due from Rigas Family Entities	—	68,596	(26,567)	42,029
(Gains) losses on dispositions of long-lived assets and cable system exchanges, net	—	(5,123)	53	(5,070)

Total costs and expenses	8,765,044	63,473	2,667,695	11,496,212

Operating income (loss)	799	(63,473)	(2,635,023)	(2,697,697)
Other income (expense):
Interest expense, net of amounts capitalized	(977,220)	—	24,811	(952,409)
Impairments of cost and available-for-sale investments	(72,909)	68,596	(10,161)	(14,474)
Other income (expense), net	10,276	(5,123)	59,283	64,436

Total other income (expense), net	(1,039,853)	63,473	73,933	(902,447)
Loss from continuing operations before reorganization expenses, income taxes, share of losses of equity affiliates and minority's interest	(1,039,054)	—	(2,561,090)	(3,600,144)
Reorganization expenses due to bankruptcy	(207,223)	—	(6,345)	(213,568)

Loss from continuing operations before income taxes, share of losses of equity affiliates and minority's interest	(1,246,277)	—	(2,567,435)	(3,813,712)
Income tax (expense) benefit	35	—	(193,215)	(193,180)
Share of earnings (losses) of equity affiliates, net	(110,741)	—	(7,994)	(118,735)
Minority interests in losses of subsidiaries	26,131	—	43,322	69,453

Loss from continuing operations	(1,330,852)	—	(2,725,322)	(4,056,174)
Discontinued operations, net	(46,139)	—	(91,681)	(137,820)

Net loss	(1,376,991)	—	(2,817,003)	(4,193,994)
Beneficial conversion feature	—	—	(16,766)	(16,766)

Net loss applicable to common stockholders	$(1,376,991)	$—	$(2,833,769)	$(4,210,760)

Basic and diluted loss per weighted average share of common stock:	$(5.43)	$—	$(11.16)	(16.59)

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Balance Sheet Impact

        In addition to the effects in the Debtors' November 30, 2004 consolidated statement of operations discussed above, the restatement affected the Debtors' consolidated balance sheet as of November 30, 2004. The following tables set forth the effects of the Company's restatement adjustments on the Debtors' condensed consolidated balance sheet as of November 30, 2004. In order to provide a more meaningful basis of comparison with the "Previously reported" amounts, the current and long-term portions of assets and liabilities have not been separately presented (amounts in thousands):

	November 30, 2004
	As previously reported	Reclassifications*	Adjustments	As restated
Assets:
Cash, receivables and other assets	$30,344,867	$(29,030,728)	$(357,857)	$956,282
Property and equipment, net	6,889,833	—	(2,522,710)	4,367,123
Intangible assets, net	15,295,819	—	(7,772,323)	7,523,496

Total assets	$52,530,519	$(29,030,728)	$(10,652,890)	$12,846,901

Liabilities and Stockholders' Equity:
Payables, subscriber advance payments and deposits, accrued liabilities, deferred revenue and other liabilities	$1,311,353	$(755,393)	$280,291	$836,251
Debt	674,193	—	(7,018)	667,175
Deferred income taxes	2,004,762	—	(1,282,189)	722,573
Liabilities subject to compromise	46,081,628	(28,275,335)	252,299	18,058,592

Total liabilities	50,071,936	(29,030,728)	(756,617)	20,284,591
Minority's interest in equity of subsidiaries	534,725	—	(441,462)	93,263
Stockholders' equity before deducting amounts due from the Rigas Family and Rigas Family Entities	4,770,014	—	(11,509,593)	(6,739,579)
Amounts due from the Rigas Family and Rigas Family Entities, net	(2,846,156)	—	2,054,782	(791,374)

Total stockholders' equity	1,923,858	—	(9,454,811)	(7,530,953)

Total liabilities and stockholders' equity	$52,530,519	$(29,030,728)	$(10,652,890)	$12,846,901

*
The reclassification column includes the elimination of the gross amounts of the intercompany and related party receivable and payable balances.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Note 4. Amounts due from the Rigas Family and Rigas Family Entities

        The following table summarizes the amounts due from the Rigas Family and Rigas Family Entities, the impact of co-borrowing and other interest and management fees not recognized, and the allowance for uncollectible amounts:

December 31, 2004
Amounts due from the Rigas Family and Rigas Family Entities, including co-borrowing and other interest deferred and management fees not recognized	$3,741,516
Co-borrowing and other interest deferred and management fees not recognized	(612,032)

Amounts due from the Rigas Family and Rigas Family Entities, net of co-borrowing and other interest deferred and management fees not recognized	3,129,484
Allowance for uncollectible amounts	(2,343,353)

Amounts due from the Rigas Family and Rigas Family Entities, net	$786,131

Note 5. Impairment of Long-Lived Assets

        A summary of impairment charges for long-lived assets is set forth below (amounts in thousands):

Thirty months ended December 31, 2004
Property and equipment:
Convergence(a)	$49,756
Intangible assets, net(b)	1,969,406

Impairment of long-lived assets	$2,019,162

(a)
Convergence

        "Convergence" was an internal operations, call center and billing system that the Company began developing in 1998. After a careful evaluation of the functionality and usability of Convergence, the Company decided in 2002 not to pursue continued deployment and terminated additional funding for and abandoned the system. As a result of this decision, the Company recognized an impairment charge during 2002 to write-off all capitalized costs associated with Convergence.

(b)
Intangible assets, net

        As a result of the Debtors' Chapter 11 filing, the Company performed an evaluation of the carrying amounts of goodwill and franchise rights in accordance with SFAS No. 142 and an evaluation of long-lived assets in accordance with SFAS No. 144, as of June 30, 2002. As a result of these evaluations, the Company recorded impairment charges to write-down goodwill by $755,905 and

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

franchise rights by $1,212,860 to their respective estimated fair values. The Petition Date of the Chapter 11 filing substantially coincided with the Company's annual impairment testing date.

        The Company performed its annual impairment test under SFAS No. 142 on July 1, 2003 and recorded additional impairments of $641 related to franchise rights. The Company has not yet completed its 2004 annual impairment test.

Note 6. Debt

        The carrying value of the Company's debt is summarized below for the indicated periods. Due to the Company's violation of certain financial covenants, the pre-petition debt is classified as current and included in current portion of parent and subsidiary debt. Although the Company has timely paid all interest due under the Extended DIP Facility, borrowings under the Extended DIP Facility are classified as current as the Company has received and may require future waivers to prevent or cure certain defaults under the Extended DIP Facility (further described below).

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

        With the exception of the Extended DIP Facility, the Company's capital lease obligations and a portion of other subsidiary debt, all amounts shown in the table below represent pre-petition liabilities that are included in liabilities subject to compromise (amounts in thousands):

December 31, 2004
Parent debt—unsecured:(a)
Senior notes	$4,767,565
Convertible subordinated notes(b)	1,992,022
Senior debentures	129,247
Pay-in-kind notes	31,847

Total parent debt	6,920,681

Subsidiary debt:
Secured
Extended DIP Facility(c)	627,176
Notes payable to banks	2,240,313
Capital lease obligations	39,657
Unsecured
Senior notes	1,105,538
Senior discount notes	342,830
Zero coupon senior discount notes	755,031
Senior subordinated notes	208,976
Other subsidiary debt	122,295

Total subsidiary debt	5,441,816

Co-Borrowing Facilities(d)	4,576,375
Deferred financing fees(e)	(134,208)

Total	$16,804,664

Current portion of parent and subsidiary debt	$(667,605)

Liabilities subject to compromise (Note 2)	$(16,137,059)

(a)
Parent Debt

        All debt of Adelphia is structurally subordinated to the debt of its subsidiaries such that the assets of an indebted subsidiary are used to satisfy the applicable subsidiary debt before being applied to the payment of parent debt.

(b)
Convertible Subordinated Notes

        At December 31, 2004, the convertible subordinated notes included (i) $1,029,876 aggregate principal amount of 6% subordinated convertible notes, (ii) $975,000 aggregate principal amount of 3.25% subordinated convertible notes and (iii) unamortized discounts aggregating $12,854. The Rigas Family Entities hold $167,376 aggregate principal amount of the 6% notes and $400,000 aggregate principal amount of the 3.25% notes. The terms of the 6% notes and 3.25% notes provide for the conversion of such notes into Class A Common Stock (Class B Common Stock in the case of notes

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

held by the Rigas Family Entities) at the option of the holder any time prior to maturity at an initial conversion price of $55.49 per share and $43.76 per share, respectively.

(c)
Extended DIP Facility

        In connection with the Chapter 11 filings, Adelphia and certain of its subsidiaries (collectively, the "Loan Parties") entered into the $1,500,000 DIP Facility. On May 10, 2004, the Loan Parties entered into the $1,000,000 Extended DIP Facility, which superceded and replaced in its entirety the DIP Facility. The Extended DIP Facility was approved by the Bankruptcy Court on May 6, 2004 and closed on May 10, 2004.

        The Extended DIP Facility matures upon the earlier of March 31, 2005 or upon the occurrence of certain other events, as described in the Extended DIP Facility. Upon the closing of the Extended DIP Facility, the Company borrowed an aggregate of $390,750 under the Extended DIP Facility, and used all such proceeds to repay all of the then outstanding principal, accrued interest and certain related fees and expenses under the DIP Facility. The proceeds from the borrowings under the Extended DIP Facility can be used for general corporate purposes and investments, as defined in the Extended DIP Facility. The Extended DIP Facility is secured with a first priority lien on all its assets securing its pre-petition bank debt and a junior lien on all other assets subject to valid pre-existing liens. The Extended DIP Facility is comprised of an $800,000 Tranche A Loan and a $200,000 Tranche B Loan. The applicable margin on loans extended under the Extended DIP Facility was reduced (when compared to the DIP Facility) to 1.50% per annum in the case of Alternate Base Rate loans and 2.50% per annum in the case of Adjusted LIBOR Rate loans. In addition, under the Extended DIP Facility, the commitment fee with respect to the unused portion of the Tranche A Loan was reduced (when compared to the DIP Facility) to a range of 0.50% to 0.75% depending upon the amount of the unused portion of the Tranche A Loan. The Extended DIP Facility also provides for, among other things, (i) a decrease in the commitment and primary letter of credit fee rates, (ii) a change to certain letter of credit provisions to enable certain letters of credit to remain outstanding following the maturity date of the Extended DIP Facility, (iii) a change to certain borrowing limits of the designated subsidiary borrowing groups and (iv) an extension of the financial covenant levels of each designated subsidiary borrowing group through the maturity date of the Extended DIP Facility.

        The terms of the Extended DIP Facility contain certain restrictive covenants, which include limitations on the ability of the Loan Parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, loans or payments with respect to any shares of capital stock, subject to certain exceptions set forth in the Extended DIP Facility. The Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003. From time to time, the Loan Parties and the DIP lenders entered into certain amendments to the terms of the Extended DIP Facility. In addition, from time to time, the Company received waivers to prevent or cure certain defaults under the Extended DIP Facility. These waivers and amendments are effective through the maturity date of the Extended DIP Facility.

        On June 29, 2004 and July 30, 2004, certain Loan Parties made mandatory prepayments of principal on the Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire Extended DIP Facility was reduced to $996,425, with the total commitment of the Tranche A Loan being reduced to $796,822 and the total commitment of the

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Tranche B Loan being reduced to $199,603. As of December 31, 2004, $427,572 under the Tranche A Loan has been drawn and letters of credit totaling $117,453 have been issued under the Tranche A Loan, leaving availability of $251,797 under the Tranche A Loan. Furthermore, as of December 31, 2004, the entire Tranche B Loan has been drawn.

        The foregoing summary of certain material terms and conditions of the Extended DIP Facility does not represent a complete summary of all of the material terms and conditions of the Extended DIP Facility and is qualified in its entirety by reference to the Extended DIP Facility and Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto, copies of which are attached as exhibits to the Company's Current Reports on Form 8-K filed with the SEC on May 12, 2004, July 27, 2004, September 27, 2004 and December 23, 2004, respectively.

(d)
Co-Borrowing Facilities

        The amounts presented in the table above represent the aggregate amount outstanding pursuant to three separate Co-Borrowing Facilities dated May 6, 1999, April 14, 2000 and September 28, 2001. Each co-borrower is jointly and severally liable for the entire amount of the indebtedness under the applicable Co-Borrowing Facility regardless of whether that co-borrower actually borrowed that amount under such Co-Borrowing Facility. All amounts outstanding under Co-Borrowing Facilities at December 31, 2004 represent pre-petition liabilities that have been classified as liabilities subject to compromise in the accompanying consolidated balance sheet.

        The table below sets forth certain information regarding amounts outstanding for these Co-Borrowing Facilities for the indicated periods (amounts in thousands):

December 31, 2004
Attributable to Company subsidiaries	$1,730,219
Attributable to Rigas Co-Borrowing Entities:	2,846,156

Total included as debt of the Company	$4,576,375

(e)
Deferred Financing Fees

        Pursuant to the requirements of SOP 90-7, deferred financing fees related to pre-petition debt have been included as an adjustment of the net carrying value of the related pre-petition debt at December 31, 2003 and 2002 and are no longer being amortized.

Other Debt Matters

Weighted average interest rate payable by Adelphia and subsidiaries under credit agreements with banks at December 31, 2004	5.92%

Note 7. TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., now known as TelCove ("TelCove"), was a majority-owned subsidiary of the Company through January 11, 2002 (the "TelCove Spin-off Date"). On the TelCove Spin-off Date, the Company distributed, in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia (the "TelCove Spin-off") to holders of Adelphia $0.01 par value Class A

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

common stock and Adelphia $0.01 par value Class B common stock. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. TelCove owns, operates and manages entities that provide competitive local exchange carrier ("CLEC") telecommunications services. On the TelCove Spin-off Date, the Company held a majority of the total voting power of the TelCove common stock. On March 27, 2002, TelCove and its direct subsidiaries commenced cases under Chapter 11 of the Bankruptcy Code. Subsequently, on June 18, 2002, certain indirect subsidiaries of TelCove also commenced cases under Chapter 11 of the Bankruptcy Code. TelCove emerged from Chapter 11 on April 7, 2004.

        On December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of certain shared assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") that resolves, among other things, certain claims put forth by both TelCove and Adelphia. The Global Settlement provided that, on the closing date, the Company would transfer to TelCove certain settlement consideration, including, approximately $60,000 in cash, plus an additional payment of up to $2,500 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties executed various annexes to the Global Settlement (collectively, the "Annex Agreements") that provide, among other things, for (i) a five-year business commitment to TelCove for telecommunication services by the Company, (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action that either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement. The Company recorded a $97,902 liability during the fourth quarter of 2003 to provide for the Global Settlement. The Annex Agreements became effective in accordance with their terms on April 7, 2004.

        On April 7, 2004, the effective date of the TelCove plan of reorganization, the Company paid $57,941 to TelCove, transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement and entered into a Master Management Agreement which provided for the management of the CLEC market assets from April 7, 2004 through the date of transfer to TelCove. On August 20, 2004, the Company paid TelCove an additional $2,464 pursuant to the Global Settlement in connection with the resolution and release of certain claims. On August 21, 2004, the CLEC market assets were transferred to TelCove.

Note 8. Century/ML

Bankruptcy filing

        On September 30, 2002, Century ML Cable Venture ("Century/ML Cable"), a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. Century/ML Cable is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Prior to the Century/ML Cable Chapter 11 filing, the Company accounted for its investment in Century/ML Cable under the equity method of accounting. At this time, Century/ML Cable is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The Century/ML Cable's Chapter 11 filing is not expected to have a material impact on the operations of Century/ML Cable's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico. Since October 2002 Century/ML Cable has been filing a separate monthly operating report with the Bankruptcy Court.

Other matters

        ML Media and Century are engaged in a process exploring the potential sale of the Venture to a third party, and from time to time have explored other potential transactions relating to Century/ML Cable.

        As further described in Note 9, ML Media and Adelphia are engaged in litigation.

Note 9. Litigation Matters

Bankruptcy Proceedings

        On June 25, 2002, Adelphia and substantially all of its wholly-owned, domestic subsidiaries filed voluntary petitions to reorganize under Chapter 11 in the Bankruptcy Court. Previously, on June 10, 2002, Century filed a voluntary petition to reorganize under Chapter 11, seeking protection under the U.S. bankruptcy laws. These cases are being jointly administered under the caption "In re: Adelphia Communications Corporation, et al., Case No. 02-41729." We are currently operating as debtors in possession.

        Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Company generally may not be enforced. Absent an order of the Bankruptcy Court, substantially all pre-petition contractual liabilities can only be settled under a plan of reorganization to be voted upon by holders of claims and equity interests and approved by the Bankruptcy Court.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

SEC Civil Action and DoJ Investigation

        On July 24, 2002, the SEC filed a civil enforcement action (the "SEC Civil Action") against Adelphia, certain members of the Rigas Family and others, alleging various securities fraud and improper books and records claims arising out of actions allegedly taken or directed by certain members of the Rigas Management (none of whom remain with the Company). This case is pending in the District Court and settlement discussions are in progress among Adelphia and representatives of the SEC and the DoJ. The SEC's proof of claim filed in the Chapter 11 Cases includes claims for penalties, disgorgement and prejudgment interest in an unspecified amount. The staff of the SEC has told our advisors that its asserted claims for disgorgement and civil penalties under various legal theories could amount to billions of dollars. The SEC Civil Action is stayed by order of the District Court until April 29, 2005. The SEC Civil Action is not subject to the automatic stay provisions of the Bankruptcy Code. In addition, the Company remains subject to continuing investigation and further

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

action by the DoJ. The outcome of the SEC Civil Action and the investigation by the DoJ cannot be determined at this time. The outcome of the SEC Civil Action could include civil penalties, disgorgement, and the imposition of mandatory governance guidelines or other restrictions imposed on Adelphia. The outcome of the investigation by the DoJ could include the criminal indictment of Adelphia and/or various entities that are owned or controlled by members of the Rigas Family that operate cable systems and for which the Company provides management services (collectively, the "Managed Cable Entities"), monetary remedies, including fines and restitution, criminal and/or civil forfeiture, and remedies restricting the Company's conduct. Adelphia has offered $300,000 in value to settle the SEC Civil Action and to resolve the DoJ's ongoing investigation of the Company, of which $125,000 would be funded from potential proceeds from litigation by or on behalf of Adelphia. The Creditors' Committee has filed an adversary proceeding seeking, in effect, to subordinate the SEC's claims based on the SEC Civil Action.

        The Company cannot predict the ultimate resolution of the SEC Civil Action or the DoJ investigation or determine the ultimate effect on its financial condition or results of operations. Although the Company cannot estimate its total liabilities in these matters, the Company has recorded $175,000 as liabilities subject to compromise in the accompanying consolidated balance sheet reflecting the aforementioned offer.

        Other governmental agencies, such as the Federal Communications Commission or local franchise authorities might also take action against the Company in response to or based on the outcome of, or developments in, the SEC Civil Action or the investigation by the DoJ. The outcome of, or developments in, the SEC Civil Action and the investigation by the DoJ could have a material adverse effect on the Company, including possible liquidation of the Company.

Securities and Derivative Litigation

        The Company and certain former officers, directors and advisors have been named as defendants in a number of lawsuits alleging violations of federal and state securities laws and related claims. These actions generally allege that the defendants made materially misleading statements understating the Company's liabilities and exaggerating the Company's financial results in violation of securities laws.

        In particular, beginning on April 2, 2002, various groups of plaintiffs filed more than 30 class action complaints, purportedly on behalf of certain Company shareholders and bondholders or classes thereof in federal court in Pennsylvania. Several non-class action lawsuits were brought on behalf of individuals or small groups of security holders in federal courts in Pennsylvania, New York, South Carolina and New Jersey, and in state courts in New York, Pennsylvania, California and Texas. Seven derivative suits were also filed in federal and state courts in Pennsylvania, and four derivative suits were filed in state court in Delaware. On May 6, 2002, a notice and proposed order of dismissal without prejudice was filed by the plaintiff in one of these four Delaware derivative actions. The remaining three Delaware derivative actions were consolidated on May 22, 2002. On February 10, 2004, the parties stipulated and agreed to the dismissal of these consolidated actions with prejudice.

        The complaints, which named as defendants the Company, and certain former Company officers and directors, and, in some cases, the Company's former auditors, lawyers, as well as financial institutions who worked with the Company, generally allege that, among other improper statements and omissions, defendants misled investors regarding the Company's liabilities and earnings in the Company's public filings. The majority of these actions assert claims under Sections 10(b) and 20(a) of

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

the Exchange Act and SEC Rule 10b-5. Certain bondholder actions assert claims for violation of Section 11 and/or Section 12(a) (2) of the Securities Act. Certain of the state court actions allege various state law claims.

        On July 23, 2003, the Judicial Panel on Multidistrict Litigation issued an order transferring numerous civil actions to the District Court for consolidated or coordinated pretrial proceedings (the "MDL Proceedings").

        On September 15, 2003, proposed lead plaintiffs and proposed co-lead counsel in the consolidated class action were appointed in the MDL Proceedings. On December 22, 2003, lead plaintiffs filed a consolidated class action complaint. Motions to dismiss have been filed by various defendants. As a result of the filing of the Chapter 11 Cases and the protections of the automatic stay, the Company is not named as a defendant in the amended complaint, but is a non-party. The consolidated class action complaint seeks monetary damages of an unspecified amount, rescission and reasonable costs and expenses and such other and future relief as the court may deem just and proper. The individual actions against the Company also seek damages of an unspecified amount.

        Pursuant to Section 362 of the Bankruptcy Code, all of the securities and derivative claims that were filed against the Company before the bankruptcy filings are automatically stayed and not proceeding as to the Company.

        The Company cannot predict the outcome of the pending legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Acquisition Actions

        After the Rigas Family's alleged misconduct was publicly disclosed, three actions were filed in May and June 2002, against the Company by former shareholders of companies that the Company acquired, in whole or in part, through stock transactions. These actions allege that the Company induced these former shareholders to enter into these stock transactions through improper misrepresentations and omissions, and the plaintiffs seek monetary damages and equitable relief through rescission of the underlying acquisition transactions.

        Two of these proceedings have been filed with the American Arbitration Association alleging violations of federal and state securities laws, breaches of representations and warranties and fraud in the inducement. One of these proceedings seeks rescission, compensatory damages and pre-judgment relief, and the other seeks specific performance. The third action alleges fraud and seeks rescission, damages and attorneys fees. This action was originally filed in a Colorado State Court, and subsequently was removed by the Company to the United States District Court for the District of Colorado. The Colorado State Court action was closed administratively on July 16, 2004, subject to reopening if and when the automatic bankruptcy stay is lifted or for other good cause shown. These actions have been stayed pursuant to the automatic stay provisions of Section 362 of the Bankruptcy Code.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

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Equity Committee Shareholder Litigation

        Adelphia is a defendant in an adversary proceeding in the Bankruptcy Court consisting of a declaratory judgment action and a motion for a preliminary injunction brought on January 9, 2003 by the Equity Committee, seeking, among other relief, a declaration as to how the shares owned by the Rigas Family and Rigas Family Entities would be voted should a consent solicitation to elect members of the Board be undertaken. Adelphia has opposed such requests for relief.

        The claims of the Equity Committee are based on shareholder rights that the Equity Committee asserts should be recognized even in bankruptcy, coupled with continuing claims, as of the filing of the lawsuit, of historical connections between the Board and the Rigas Family. Motions to dismiss filed by Adelphia and others are fully briefed in this action, but no argument date has been set. If this action survives these motions to dismiss, resolution of disputed fact issues will occur in two phases pursuant to a schedule set by the Bankruptcy Court. Determinations regarding fact questions relating to the conduct of the Rigas Family will not occur until, at a minimum, after the resolution of the Rigas Criminal Action.

        No pleadings have been filed in the adversary proceeding since September 2003, rendering the adversary proceeding inactive.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ML Media Litigation

        Adelphia and ML Media have been involved in a longstanding dispute concerning Century/ML Cable's management, the buy/sell rights of ML Media and various other matters.

        In March 2000, ML Media brought suit against Century, Adelphia and Arahova Communications Inc. ("Arahova"), a direct subsidiary of Adelphia and Century's immediate parent, in the Supreme Court of the State of New York, seeking, among other things (i) the dissolution of Century/ML Cable and the appointment of a receiver to sell Century/ML Cable's assets, (ii) if no receiver was appointed, an order authorizing ML Media to conduct an auction for the sale of Century/ML Cable's assets to an unrelated third party and enjoining Adelphia from interfering with or participating in that process, (iii) an order directing the defendants to comply with the Century/ML Cable joint venture agreement with respect to provisions relating to governance matters and the budget process and (iv) compensatory and punitive damages. The parties negotiated a consent order that imposed consultative and reporting requirements on Adelphia and Century as well as restrictions on Century's ability to make capital expenditures without ML Media's approval.

        Thereafter, the parties negotiated a settlement suspending the litigation and in December 2001 entered into the Recap Agreement. Among other things, the Recap Agreement provided for Century/ML Cable to redeem ML Media's 50% interest in Century/ML Cable on or before September 30, 2002 for a purchase price between $275,000 and $279,800 depending on the timing of such redemption, plus interest. Among other things, the Recap Agreement provided that (i) Highland would arrange debt financing for the redemption by Century/ML Cable of ML Media's 50% interest in Century/ML Cable (the "Redemption"), (ii) Highland, Adelphia and Century would jointly and severally guarantee debt service on and after the closing, and (iii) Highland and Century would own 60% and 40% interests, respectively, in the recapitalized Century/ML Cable. If the Redemption did not occur, Adelphia agreed

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to purchase ML Media's 50% interest in Century/ML Cable under similar terms. Under the terms of the Recap Agreement, Century's 50% interest in Century/ML Cable was pledged to ML Media as collateral for Adelphia's obligations.

        On September 30, 2002, Century/ML Cable filed a voluntary petition to reorganize under Chapter 11 in the Bankruptcy Court. Century/ML Cable is operating its business as a debtor-in-possession.

        By an order of the Bankruptcy Court dated September 17, 2003, Adelphia and Century rejected the Recap Agreement, effective as of such date. If the Recap Agreement is enforceable, the effect of the rejection of the Recap Agreement is the same as a prepetition breach of the Recap Agreement. Therefore, Adelphia and Century are potentially exposed to "rejection damages" which may include the revival of ML Media's claims under the state court actions described above.

        Adelphia, Century, Highland Holdings, Century/ML Cable and ML Media are engaged in litigation regarding the enforceability of the Recap Agreement. On April 15, 2004, the Bankruptcy Court indicated that it would dismiss all counts of Adelphia's challenge to the enforceability of the Recap Agreement except for its allegation that ML Media aided and abetted a breach of fiduciary duty in connection with the execution of the Recap Agreement. The court also indicated that it would allow Century/ML Cable's action to avoid the Recap Agreement as a fraudulent conveyance to proceed.

        ML Media has alleged that it is entitled to elect recovery of either (i) $279,800 plus interest and other costs in exchange for its interest in Century/ML Cable, or (ii) up to the difference between $279,800 and the fair market value of its interest in Century/ML Cable, plus interest, other costs and revival of the state court claims described above. Adelphia, Century and Century/ML Cable have disputed ML Media's claims, and the Stand-Alone Plan contemplates that ML Media will receive no distribution until such dispute is resolved. The parties have from time to time engaged in settlement discussions relating to a potential settlement of their disputes, but no agreement has been reached and the parties may not be able to reach a settlement agreement.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

The X Clause Litigation

        On December 29, 2003, the Ad Hoc Committee of holders of Adelphia's 6% and 4% subordinated notes (collectively the "Subordinated Notes"), together with the Bank of New York, the indenture trustee for the Subordinated Notes (collectively, the "X Clause Plaintiffs"), commenced an adversary proceeding against Adelphia in the Bankruptcy Court. The X Clause Plaintiffs' complaint sought a judgment declaring that the Subordinated Notes are entitled to share pari passu in the distribution of any common stock issued by Adelphia under the Stand-Alone Plan and are not subordinated to Adelphia's senior classes of indebtedness with respect to such common stock distributions.

        The basis for the X Clause Plaintiffs' claim is a provision in the applicable indentures, commonly known as the "X Clause," which provides that any distributions under a plan of reorganization comprised solely of "Permitted Junior Securities" are not subject to the subordination provision of the Subordinated Notes indenture. The X Clause Plaintiffs asserted that, under their interpretation of the applicable indentures, a distribution of a single class of new Adelphia common stock would meet the definition of "Permitted Junior Securities" set forth in the indentures, and therefore be exempt from subordination.

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        On February 6, 2004, Adelphia filed its answer to the complaint, denying all of its substantive allegations. Thereafter, both the X Clause Plaintiffs and Adelphia cross-moved for summary judgment with both parties arguing that their interpretation of the X Clause was correct as a matter of law. The indenture trustee for the Adelphia senior notes also intervened in the action and, like Adelphia, moved for summary judgment arguing that the X Clause Plaintiffs were subordinated to holders of senior notes with respect to any distributions of common stock under a plan. In addition, the Creditors' Committee also moved to intervene and, thereafter, moved to dismiss the X Clause Plaintiffs' complaint on the ground, among others, that it did not present a justiciable case or controversy and therefore was not ripe for adjudication. In a written decision, dated April 12, 2004, the Bankruptcy Court granted the Creditors' Committee's motion to dismiss without ruling on the merits of the various cross-motions for summary judgment. The Bankruptcy's Court's dismissal of the action was without prejudice to the X Clause Plaintiffs' right to bring the action at a later date, if appropriate.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Rigas Criminal Action

        In connection with an investigation conducted by the DoJ, on July 24, 2002, certain members of the Rigas Family and certain co-conspirators were arrested, and on September 23, 2002, were indicted by a grand jury on charges including fraud, securities fraud, bank fraud and conspiracy to commit fraud. On November 14, 2002, one of the Rigas Family's alleged co-conspirators, James Brown, pleaded guilty to one count each of conspiracy, securities fraud and bank fraud. On January 10, 2003, another of the Rigas Family's alleged co-conspirators, Timothy Werth, who had not been arrested with the others on July 24, 2002, pleaded guilty to one count each of securities fraud, conspiracy to commit securities fraud, wire fraud and bank fraud. The trial in the Rigas Criminal Action began on February 23, 2004 in the District Court. On July 8, 2004, the jury returned a partial verdict in the Rigas Criminal Action. John J. and Timothy J. Rigas were each found guilty of conspiracy (one count), bank fraud (two counts), and securities fraud (15 counts) and not guilty of wire fraud (five counts). Michael J. Mulcahey was acquitted of all 23 counts against him. The jury found Michael J. Rigas not guilty of conspiracy and wire fraud but remained undecided on the securities fraud and bank fraud charges against him. On July 9, 2004, the court declared a mistrial on the remaining charges against Michael J. Rigas after the jurors were unable to reach a verdict as to those charges. The bank fraud charges against Michael J. Rigas have since been dismissed with prejudice, but the DoJ has requested that a new trial date be set to retry Michael J. Rigas on the securities fraud charges. On November 1, 2004, Michael J. Rigas' post-trial motion for dismissal of all charges was denied. The post-trial motions of John J. and Timothy J. Rigas in which they sought to overturn the guilty verdicts were denied on November 15, 2004. Both have stated that they intend to appeal the guilty verdicts. A hearing is scheduled for February 28, 2005, at which time the District Court is expected to consider the DoJ's request to set a retrial date for Michael J. Rigas. The sentencing of John J. Rigas and Timothy J. Rigas is currently scheduled for February 23, 2005.

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        The indictment against the Rigases includes a request for entry of a money judgment in an amount exceeding $2.5 billion and for entry of an order of forfeiture. The Company believes that the DoJ may seek through such criminal forfeiture all interests of the convicted Rigas defendants in the Rigas Family Entities, or through civil forfeiture all of the assets of the Rigas Family Entities. The Government may also seek such assets through indictment of such entities. On December 10, 2004, the DoJ filed an application for a preliminary order of forfeiture finding John J. Rigas and Timothy J. Rigas jointly and severally liable for personal money judgments in the amount of $2.5 billion. The Company has asserted claims against members of the Rigas Family and the Rigas Family Entities for amounts due, including their share of the borrowings under the Co-Borrowing Facilities. If the DoJ achieves the forfeiture of such assets, it will be significantly more difficult for the Company to recover on its claims with respect to the Rigas Family Entities. In addition, such forfeiture would make it significantly more difficult, if not impossible, for the Company to acquire ownership of, and maintain operational control over, the Managed Cable Entities which are highly integrated into the Company's operations.

        The Company is not a defendant in the Rigas Criminal Action but remains under investigation by the DoJ regarding matters related to alleged wrongdoing by certain members of the Rigas Family. The Company cannot predict the outcome of this investigation or estimate the possible effects on the financial condition or results of operations of the Company.

Verizon Media Ventures

        On March 27, 2002, a federal action filed by the Company on March 20, 2002 in the United States District Court for the Central District of California, against the City of Thousand Oaks, was related to an action involving the Company, Verizon Media Ventures, Inc. d/b/a Verizon Americast ("Verizon Media Ventures") and City of Thousand Oaks, California and Ventura County that was initially filed in California state court on March 25, 2002. These actions involve claims by the City of Thousand Oaks and Ventura County that Verizon Media Ventures' entry into an asset purchase agreement dated December 17, 2001 between the Company and Verizon Media Ventures, pursuant to which the Company acquired certain Verizon Media Ventures cable equipment and network system assets (the "Verizon Cable Assets") located in the City of Thousand Oaks for use in the operation of the Company's cable business in the city, constituted a breach of the anti-assignment provisions in Verizon Media Ventures' cable franchises. The city and the county further allege that the Company's participation in the transaction amounted to actionable tortious inducement of Verizon Media Ventures' breaches of those franchises. The City of Thousand Oaks and Ventura County sought injunctive relief to halt the sale and transfer of the Verizon Cable Assets pursuant to the December 17, 2001 asset purchase agreement and to compel the Company to treat the Verizon Cable Assets as a separate cable system. The Company sought, among other things, declaratory and injunctive relief precluding the city from denying permits on the grounds that Adelphia failed to seek the city's prior approval of the asset purchase agreement.

        On May 14, 2002, the district court entered a final preliminary injunction order and findings of fact and conclusions of law in support thereof (the "May 14, 2002 Order"). The May 14, 2002 Order, among other things: (i) enjoined the Company from integrating the Company's and Verizon Media Ventures' system assets serving subscribers in the City of Thousand Oaks and Ventura County; (ii) required the Company to return "ownership" of the Verizon Cable Assets to Verizon Media Ventures except that the Company was permitted to continue to "manage" the assets as Verizon Media Ventures' agent to the extent necessary to avoid disruption in services until Verizon Media Ventures

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chose to reenter the market or sell the assets; (iii) prohibited the Company from eliminating any programming options that had previously been selected by Verizon Media Ventures or from raising the rates charged by Verizon Media Ventures; and (iv) required the Company and Verizon Media Ventures to grant the city and/or the county access to system records, contracts, personnel and facilities for the purpose of conducting an inspection of the then-current "state of the Verizon Media Ventures and Adelphia systems" in the city and the county. The Company appealed the May 14, 2002 Order and on April 1, 2003 the U.S. Court of Appeals for the Ninth Circuit reversed the May 14, 2002 Order, thus removing any restrictions that had been imposed by the district court against the Company's integration of the Verizon Cable Assets, and remanded the actions back to the district court for further proceedings.

        In September 2003, the City began refusing to grant the Company's construction permit requests, claiming that the Company could not integrate the acquired Verizon Cable Assets with the Company's existing cable system assets because the City had not approved the Adelphia-Verizon transaction, as allegedly required under the City's Cable Ordinance.

        Accordingly, on October 2, 2003, the Company filed a motion for a preliminary injunction in the district court seeking to enjoin the City from refusing to grant the Company's construction permit requests. On November 3, 2003, the district court granted the Company's motion for a preliminary injunction, finding that the Company had demonstrated "a strong likelihood of success on the merits." Thereafter, the parties agreed to informally stay the litigation pending negotiations between the Company and the City for the Company's renewal of its cable franchise, with the intent that such negotiations would also lead to a settlement of the pending litigation. However, on September 16, 2004, at the City's request, the district court set a trial date of July 12, 2005, which has effectively re-opened the case to active litigation. The court scheduled discovery and motion cut-off dates for March 18, 2005 and May 9, 2005, respectively, an expert witness disclosure date of April 8, 2005 and a pre-trial conference date of June 27, 2005.

        The Company cannot predict the outcome of these actions or estimate the possible effects on the financial condition or results of operations of the Company.

Dibbern Adversary Proceeding

        On or about August 30, 2002, Gerald Dibbern, individually and purportedly on behalf of a class of similarly situated subscribers nationwide, commenced an adversary proceeding in the District Court against Adelphia asserting claims for violation of the Pennsylvania Consumer Protection Law, breach of contract, fraud, unjust enrichment, constructive trust, and an accounting. This complaint alleges that Adelphia charged, and continues to charge, subscribers for cable set-top box equipment, including set-top boxes and remote controls, that is unnecessary for subscribers that receive only basic cable service and have cable-ready televisions. The complaint further alleges that Adelphia failed to adequately notify affected subscribers that they no longer needed to rent this equipment. The complaint seeks a number of remedies including treble money damages under the Pennsylvania Consumer Protection Law, declaratory and injunctive relief, imposition of a constructive trust on Adelphia's assets, and punitive damages, together with costs and attorneys' fees.

        On or about December 13, 2002, Adelphia moved to dismiss the adversary proceeding on several bases, including that the complaint fails to state a claim for which relief can be granted and that the

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matters alleged therein should be resolved in the claims process. Adelphia's motion has been fully briefed and argued and is presently under consideration by the court.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Tele-Media Examiner Motion

        By motion filed in the Bankruptcy Court on August 5, 2004, TMCD and certain of its affiliates are seeking the appointment of an examiner for the following Debtors: Tele-Media Company of Tri-States, L.P., CMA Cablevision Associates VII, L.P., CMA Cablevision Associates XI, L.P., TMC Holdings Corporation, Adelphia Company of Western Connecticut, TMC Holdings, LLC, Tele-Media Investment Limited Partnership, L. P., Eastern Virginia Cablevision, L.P., Tele-Media Company of Hopewell Prince George, and Eastern Virginia Cablevision Holdings, LLC. Among other things, TMCD alleges that management and the Board breached their fiduciary obligations to the creditors and equity holders of those entities. Consequently, TMCD seeks the appointment of an examiner to investigate and make recommendations to the Bankruptcy Court regarding various issues related to such entities. The hearing on this motion has been consensually adjourned until March 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Creditors' Committee Lawsuit Against Pre-Petition Banks

        Pursuant to the Bankruptcy Court order approving the DIP Facility (the "Final DIP Order"), the Company made certain acknowledgments (the "Acknowledgments") with respect to the extent of its indebtedness under the credit facilities, as well as the validity and extent of the liens and claims of the lenders under such facilities. However, given the circumstances surrounding the filing of these Chapter 11 cases, the Final DIP Order preserved the Company's right to prosecute, among other things, avoidance actions and claims against the pre-petition lenders and to bring litigation against the pre-petition lenders based on any wrongful conduct. The Final DIP Order also provided that any official committee appointed in the Chapter 11 Cases would have the right to request that it be granted standing by the Bankruptcy Court to challenge the Acknowledgments and to bring claims belonging to the Company and its estates against the pre-petition lenders.

        Pursuant to a stipulation among the Company, the Creditors' Committee and the Equity Committee, which is being challenged by certain pre-petition lenders, the Bankruptcy Court granted the Creditors' Committee leave and standing to file and prosecute claims against the pre-petition lenders, on behalf of the Company, and granted the Equity Committee leave to seek to intervene in any such action. This stipulation also preserves the Company's ability to compromise and settle the claims against the pre-petition lenders. By motion dated July 6, 2003, the Creditors' Committee moved for Bankruptcy Court approval of this stipulation and simultaneously filed a complaint (the "Bank Complaint") against the agents and lenders under certain credit facilities, and related entities, asserting, among other things, that these entities knew of, and participated in, the alleged abuse of the Co-Borrowing Facilities by certain members of the Rigas Family and the Rigas Family Entities (the "Pre-petition Lender Litigation"). The Company is a nominal plaintiff in this action.

        The Bank Complaint contains 52 claims for relief to redress the claimed wrongs and abuse committed by the agents, lenders and other entities. The Bank Complaint seeks to, among other things,

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(i) recover as fraudulent transfers the principal and interest paid by the Company to the defendants, (ii) avoid as fraudulent obligations the Company's obligations, if any, to repay the defendants, (iii) recover damages for breaches of fiduciary duties to the Company and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family, (iv) equitably disallow, subordinate or recharacterize each of the defendants' claims in the Chapter 11 Cases, (v) avoid and recover certain allegedly preferential transfers made to certain defendants, and (vi) recover damages for violations of the Bank Holding Company Act.

        Numerous motions seeking to defeat the Pre-petition Lender Litigation have been filed by the defendants and the Bankruptcy Court held a hearing on such issues, but the Bankruptcy Court has not issued a ruling yet. The Equity Committee has filed a motion seeking authority to bring additional claims against the pre-petition lenders pursuant to the Racketeering Influenced and Corrupt Organizations ("RICO") Act. The Bankruptcy Court heard oral arguments on these motions on December 20 and December 21, 2004, but the Bankruptcy Court has not yet ruled on the motions.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Devon Mobile Claim

        Pursuant to the Devon Mobile Limited Partnership Agreement, the Company owned a 49.9% limited partnership interest in Devon Mobile, which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company which were spun-off as TelCove in January 2002.

        In late May 2002, the Company notified Devon G.P., Inc. ("Devon G.P."), the general partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company learned that its former subsidiary, TelCove, had elected to terminate certain services it provided to Devon Mobile. On August 19, 2002, Devon Mobile and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "Devon Mobile Bankruptcy Court").

        On January 17, 2003, the Company filed proofs of claim and interest against Devon Mobile and its subsidiaries totaling approximately $129,000 in respect of debt and equity claims, as well as an additional claim of approximately $35,000 relating to the Company's guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). By order dated October 1, 2003, the Devon Mobile Bankruptcy Court confirmed Devon Mobile's First Amended Joint Plan of Liquidation (the "Devon Plan"). The Devon Plan became effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished. On or about January 8, 2004, Devon Mobile filed proofs of claim in the Chapter 11 Cases totaling approximately $267,000 in respect of, among other things, certain transfers alleged to be made by Devon Mobile to the Company prior to the commencement of the Chapter 11 Cases (the "Devon Claims"). On May 20, 2004, the Company and Devon Mobile filed a stipulation in the Chapter 11 Cases granting Devon Mobile limited relief from the automatic stay to (i) file a complaint against the Company based on the Devon Claims and (ii) file objections to the Company Claims in the Devon Mobile Bankruptcy Court (the "Devon Stay Stipulation"). The Devon Stay Stipulation was approved by the Bankruptcy Court on June 10, 2004. On June 21, 2004, Devon Mobile filed a complaint (the "Devon Complaint") in the Chapter 11 Cases in

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respect of the Devon Claims. On August 20, 2004, the Company filed an answer and counterclaim in response to the Devon Complaint denying the allegations made in the Devon Complaint and asserting various counterclaims against Devon Mobile (the "Company Answer"), which encompassed the Company Claims. On September 21, 2004, the Bankruptcy Court entered an order approving an amendment to the Devon Stay Stipulation which provides that the Company Claims will be prosecuted to final order in the Bankruptcy Court and will be given full force and effect by the Devon Mobile Bankruptcy Court taking into account the rights of set-off and/or recoupment of the parties with respect thereto. On September 30, 2004, Devon Mobile filed an answer with respect to the counterclaims asserted by the Company in the Company Answer and denying liability for the Company Claims. On October 13, 2004, the Company filed a motion for judgment on the pleadings dismissing Devon Mobile's demand for punitive damages and, by stipulation, Devon Mobile withdrew its punitive damages claims without prejudice. On November 22, 2004, the Company filed a motion for leave (the "Motion for Leave") to file a third party complaint against Devon G.P. and Lisa-Gaye Shearing Mead, the sole owner and President of Devon G.P. As of the date hereof, the Motion for Leave remains pending before the Bankruptcy Court. Any recovery of the Company Claims is uncertain at this time.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

NFHLP Claim

        On January 13, 2003, NFHLP and certain of its subsidiaries (the "NFHLP Debtors") filed voluntary petitions to reorganize under Chapter 11 in the United States Bankruptcy Court of the Western District of New York (the "NFHLP Bankruptcy Court") seeking protection under the U. S. bankruptcy laws. Certain of the NFHLP Debtors entered into an agreement dated March 13, 2003 for the sale of certain assets, including the Buffalo Sabres National Hockey League team, and the assumption of certain liabilities. On October 3, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The NFHLP Debtors filed a complaint, dated November 4, 2003, against, among others, Adelphia and the Creditors' Committee seeking to enforce certain prior stipulations and orders of the NFHLP Bankruptcy Court against Adelphia and the Creditors' Committee related to the waiver of Adelphia's right to participate in certain sale proceeds resulting from the sale of assets. Certain of the NFHLP Debtors' pre-petition lenders, which are also defendants in the adversary proceeding, have filed cross-complaints against Adelphia and the Creditors' Committee asking the NFHLP Bankruptcy Court to enjoin Adelphia and the Creditors' Committee from prosecuting their claims against those pre-petition lenders. Proceedings as to the complaint itself have been suspended. With respect to the cross-complaints, motion practice and discovery are proceeding concurrently; no hearing on dipositive motions has been scheduled.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Litigation Relating to Rigas Family Defense Costs

        In July 2003 and again in January 2004, the Rigas Family sought approval from the Bankruptcy Court to use cash from the Managed Cable Entities to fund the Rigas Family members' civil and criminal defense costs. The Rigas Family claimed they were entitled to this funding based on certain purported indemnity and other rights they said they had as officers, directors, and controlling shareholders of the Managed Cable Entities. In an order dated August 7, 2003, among other things, the

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Bankruptcy Court granted the Rigas Family members' request to the extent of $15,000. In a decision rendered from the bench on February 18, 2004 and entered as an order on March 9, 2004, the Bankruptcy Court amended that order to allow an additional $12,800 to be spent on criminal defense costs and denied the Rigas Family members' request for additional funding for civil defense costs.

        Adelphia and the Creditors' Committee appealed the February 18, 2004 ruling and moved for a stay pending the appeal of the Bankruptcy Court's March 9, 2004 order. A hearing on the motion for a stay pending appeal was held on March 17, 2004 in the District Court. On March 22, 2004, the District Court denied Adelphia's motion for a stay pending appeal of the Bankruptcy Court's March 9, 2004 order. On September 14, 2004, the Rigas Family members again moved to amend the August 7, 2003 and March 9, 2004 orders, seeking approximately $11 million more in cash from the Managed Cable Entities to fund civil and criminal defense costs. While that motion was pending, the District Court issued a decision on September 27, 2004, vacating the Bankruptcy Court's March 9, 2004 order and remanding the matter back to the Bankruptcy Court for further consideration.

        On November 8, 2004, a hearing occurred regarding evidentiary issues relating to the Rigas Family members' latest motion at which time the court granted Adelphia's motion to exclude certain evidence. Another evidentiary hearing was held on November 22, 2004, concerning the ability of the Rigases to obtain additional funding of attorneys fees both pursuant to the request which was granted but vacated by the District Court and the latest request for an additional $11,000. The Bankruptcy Court has not yet ruled on the Rigas Family members' motions. As of December 31, 2004, $27,800 had been advanced to the Rigas Family.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Preferred Shareholder Litigation

        On August 11, 2003, Adelphia initiated an adversary proceeding in the Bankruptcy Court against the holders of Adelphia's preferred stock (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to Adelphia's Preferred Stock. On August 13, 2003, certain of the Preferred Stockholders filed an action against Adelphia in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted Adelphia a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board. Thereafter, the Delaware Action was withdrawn.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Adelphia's Lawsuit Against the Rigas Family

        On July 24, 2002, Adelphia filed a complaint in the Bankruptcy Court (the "Rigas Civil Action") against John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas, James Brown, Michael C. Mulcahey, Peter L. Venetis, Doris Rigas, Ellen Rigas Venetis and the Rigas Family Entities. This action generally alleges that defendants conspired to misappropriate billions of dollars from the Company in

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

breach of their fiduciary duties to Adelphia. On November 15, 2002, Adelphia filed an amended complaint against the defendants that expanded upon the facts alleged in the original complaint and alleged violations of the RICO Act (Counts I-IV), breach of fiduciary duty (Count V), securities fraud (Count VI), fraudulent concealment (Count VII), fraudulent misrepresentation (Count VIII), conversion (Count IX), waste of corporate assets (Count X), breach of contract (Count XI), unjust enrichment (Count XII), fraudulent conveyance (Count XIII), constructive trust (Count XIV), inducing breach of fiduciary duty (Count XV), and a request for an accounting (Count XVI) (the "Amended Complaint"). The Amended Complaint seeks relief in the form of, among other things, treble and punitive damages, disgorgement of monies and securities obtained as a consequence of the Rigases' improper conduct and attorneys' fees.

        On June 7, 2003, U.S. District Court Judge George Daniels denied the defendants' motion to remove the case from the Bankruptcy Court to the District Court.

        On January 16, 2003, John J., Michael J., Timothy J. and James P. Rigas, Doris Rigas and the Rigas Family Entities (collectively referred to as "Rigas Defendants"), Peter L. Venetis and Ellen Rigas Venetis each filed motions to dismiss the Amended Complaint. These motions were argued in April 2004. On June 28, 2004, the Bankruptcy Court denied the Rigas Defendants' motion to dismiss the Amended Complaint only as to the state law claims (Counts V, VII-XVI) and expressly reserved its ruling on the remaining federal law claims (RICO and securities fraud counts (Counts I-IV, VI)). The Bankruptcy Court further ruled that the Rigas Defendants will have no obligation to answer all or part of the Amended Complaint until either: (i) the Bankruptcy Court rules upon the Rigas Defendants' motion to dismiss the federal law claims asserted in the Amended Complaint; or (ii) by further order of the Bankruptcy Court.

        On August 20, 2004, Adelphia moved for partial summary judgment against John J., Timothy J., Michael J., and James P. Rigas, and the Rigas Family Entities on counts XII (unjust enrichment) and XIV (constructive trust) of the Amended Complaint. Adelphia seeks judgment in the amount of $3,232 million plus pre-judgment interest from April 30, 2002, and asks the court to impose a constructive trust on the Rigases' monies and property acquired, directly or indirectly, through the use of the Company's funds and credit, and to order the re-conveyance of all such monies and property to the Company. On October 20, 2004, the Rigas Defendants filed their response to Adelphia's motion pursuant to Rule 56(f) of the Federal Rules of Civil Procedure, claiming that the court should delay consideration of the motion until the Rigas Defendants have had the opportunity to conduct additional discovery. In a December 2, 2004 decision, the Bankruptcy Court agreed to delay consideration of the motion until the Rigas Defendants could conduct certain, but not all, of the additional discovery they had requested. The hearing on the motion is currently scheduled for March 18, 2005. On October 22, 2004, the co-borrowing facility banks moved to intervene in the Rigas Adversary Proceedings as to Counts XII (unjust enrichment) and XIV (constructive trust) of the Amended Complaint. A hearing was held on December 15, 2004, at which time the Bankruptcy Court granted the banks' motion to intervene but specified that prior to propounding any discovery the banks were to seek agreement from the parties or, in the event the parties cannot reach agreement, leave of court.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Adelphia's Lawsuit Against Deloitte

        Adelphia sued Deloitte, Adelphia's former independent auditors, on November 6, 2002 in the Court of Common Pleas for Philadelphia County seeking damages for Deloitte's role in the Rigas Family's alleged misappropriation of funds from the Company. The complaint brings causes of action for professional negligence, breach of contract, aiding and abetting breach of fiduciary duty, fraud, negligent misrepresentation and contribution. The complaint alleges, among other things, that Deloitte knew of at least aspects of the alleged misappropriation and misconduct of the Rigas Family, and that other alleged acts of self-dealing and misappropriation by the Rigas Family were readily apparent to Deloitte from the books and records that Deloitte reviewed and to which it had access. The complaint alleges that, in either case, Deloitte had a duty to report the Rigas Family's alleged misconduct to those who could have acted to stop the Rigas Family, but Deloitte did not do so. The complaint seeks damages of an unspecified amount.

        Deloitte filed preliminary objections to the complaint, which were overruled by the court by order dated June 11, 2003.

        On September 15, 2003, Deloitte filed an Answer, New Matter, and Counterclaims in response to the complaint. In its counterclaims, Deloitte asserted causes of action against Adelphia for breach of contract, fraud, negligent misrepresentation and contribution. Also on September 15, 2003, Deloitte filed a related complaint naming as additional defendants John J. Rigas, Timothy J. Rigas, Michael J. Rigas and James P. Rigas. In this complaint, Deloitte alleged causes of action for fraud, negligent misrepresentation and contribution. On January 9, 2004, Adelphia answered Deloitte's counterclaims. Deloitte moved to stay discovery in this action until completion of the criminal action against John J. Rigas, Timothy J. Rigas, Michael J. Rigas and Michael C. Mulcahey, which Adelphia opposed. Following this motion, discovery was effectively stayed for 60 days but has now commenced. Deloitte and Adelphia have exchanged documents and have begun deposition discovery. The court has indicated its desire to try the case by the end of 2005.

        The Company cannot predict the outcome of these legal proceedings or estimate the possible effects on the financial condition or results of operations of the Company.

Series E Preferred Stock Motion

        On October 29, 2004, Adelphia filed a motion to postpone the conversion of Adelphia's Series E Preferred Stock into shares of Class A Common Stock from November 15, 2004 to February 1, 2005, to the extent such conversion was not already stayed by the Debtors' bankruptcy filing, in order to protect the Debtors' NOL carryovers. The motion was heard on November 10, 2004, and on November 18, 2004, the Bankruptcy Court entered an order approving the postponement effective November 14, 2004.

Other

        The Company is subject to various other legal proceedings and claims which arise in the ordinary course of business. Management believes, based on information currently available, that the amount of ultimate liability with respect to any of these actions will not materially affect the Company's financial position or results of operations.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Note 10. Additional information

Reclassification

        Certain amounts for the thirty months ended December 31, 2004 have been reclassified to conform with the December 31, 2004 monthly presentation.

Dispositions

        As more fully described in Note 7, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide CLEC telecommunication services to TelCove. Accordingly, the Company presented such CLEC assets as discontinued operations beginning in April 2004.

        In November 2004, the Company entered into an asset purchase agreement to sell its security business for approximately $38,000. Pursuant to the bidding procedures order filed with the Bankruptcy Court on November 22, 2004, qualified bidders had the opportunity to submit higher or otherwise better offers with a bid deadline of January 17, 2005. The Company received a qualified bid and conducted an auction for the sale of the security business on January 21, 2005. The winning bid was approximately $42,750 and is subject to adjustment, based primarily on the final contractual recurring monthly revenue of the security business. This agreement is subject to Bankruptcy Court approval and normal closing conditions. The transaction is expected to close in the first quarter of 2005.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Cash and cash equivalents

        Cash equivalents consist primarily of money market funds and United States ("U.S.") Government obligations with maturities of three months or less when purchased. The carrying amounts of cash equivalents approximate their fair values.

Restricted cash

        Restricted cash is primarily comprised of: (i) cash receipts from customers that were placed in trust as a result of a dispute arising from the acquisition of a cable system, (ii) amounts that are required to be used to fund mandatory prepayments of principal on the Extended DIP Facility in connection with

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

the consummation of certain asset sales and (iii) amounts that are required to be used to pay worker's compensation expenses. Details of restricted cash are presented below (amounts in thousands):

December 31, 2004
Current restricted cash:
Dispute related to acquisition	$3,618
Reduction events	2,682

Total	$6,300
Noncurrent restricted cash:
Worker's compensation	$1,621
Other	3,035

Total	$4,656

Accounts receivable

        Accounts receivable are reflected net of an allowance for doubtful accounts. Such allowance was $36,438 at December 31, 2004.

Accounts payable, accrued liabilities and other liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of December 31, 2004.

Preferred stock

        Contractual dividends applicable to the Company's preferred stock were $10,010 and $300,313 for the respective one and thirty months ended December 31, 2004.

Basic and diluted loss per weighted average share of common stock

        Basic loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock. Diluted loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

Supplemental cash flow information

        Cash payments for interest were $36,218 and $967,637 for the one and thirty month periods ended December 31, 2004, respectively. Included in these amounts are cash payments made by the Company of $14,465 and $406,129 for the one and thirty month periods ended December 31, 2004, respectively, for interest on the co-borrowing credit facilities attributable to the Rigas Family Entities.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Key Employee Retention Programs

        On September 21, 2004, the Bankruptcy Court entered orders authorizing the Debtors to implement and adopt the continuity program that consists of two distinct programs (i) the Adelphia Communications Corporation Key Employee Continuity Program (as amended, the "Stay Plan") and (ii) the Adelphia Communications Corporation Sale Bonus Program (as amended, the "Sale Plan" and, together with the Stay Plan, the "Continuity Program"), which are each designed to motivate certain employees to remain with the Debtors. Certain executive officers of Adelphia are not eligible to participate in the Continuity Program. In addition, the order authorized certain amendments to the Amended and Restated Severance Program and certain formal employment agreements. With respect to the Stay Plan and the Sale Plan, in the event that (i) a Change in Control (as defined in the Stay Plan and the Sale Plan) occurs and (ii) all of the bonuses under both the Stay Plan and the Sale Plan are payable, the total cost of the Continuity Program could reach approximately $30,800 (including approximately $9,800 payable under the Stay Plan, $18,000 payable under the Sale Plan, and a $3,000 pool from which the CEO of Adelphia may grant additional bonuses).

Statistical Information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of December 31, 2004 and November 30, 2004.

	Filing Entities	Brazil	Century/ML Cable and St. Marys	Rigas Entities	Total
December 31, 2004:
Basic customers	4,789,214	52,120	142,484	227,765	5,211,583
Digital customers	1,856,529	—	66,913	85,506	2,008,948
High speed internet customers	1,316,163	4,348	6,514	76,663	1,403,688

Total revenue generating units	7,961,906	56,468	215,911	389,934	8,624,219

November 30, 2004:
Basic customers	4,820,587	51,293	143,325	228,676	5,243,881
Digital customers	1,864,871	—	67,359	85,754	2,017,984
High speed internet customers	1,295,865	4,197	5,796	76,264	1,382,122

Total revenue generating units	7,981,323	55,490	216,480	390,694	8,643,987

        The table below provides information on the percentage of homes passed which have been rebuilt to a capacity of 550-MHz or greater and have two-way capability as of December 31, 2004.

Filing Entities	Brazil	Century/ML Cable and St. Marys	Rigas Entities	Total
96.3%	99.4%	59.1%	99.6%	95.4%

ADELPHIA COMMUNICATIONS CORPORATION, et. al.
(DEBTORS-IN-POSSESSION)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands)

Note 11. Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 35 are for the period from December 1 through December 31, 2004 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Summary

	For the Month Ended December 31, 2004	Reference
Gross wages paid	$44,900,043	Schedule I
Employee payroll taxes withheld	10,028,109	Schedule I
Employer payroll taxes due	3,153,134	Schedule I
Payroll taxes paid*	13,107,092	Schedule II*
Sales and other taxes due	6,807,915	Schedule III
Gross taxable sales	83,971,666	Schedule III
Real estate and personal property taxes paid	5,952,594	Schedule IV
Sales and other taxes paid	6,023,060	Schedule V
Cash disbursements	327,801,656	Schedule VI
Insurance coverage	N/A	Schedule VII
*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended December 31, 2004

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
10-Dec-04	21,290,086	$4,529,887	$1,498,382
23-Dec-04	23,609,957	$5,498,222	$1,654,752

Total	44,900,043	$10,028,109	$3,153,134

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II
Court Reporting schedules for Payroll Taxes Paid for the Month Ended December 31, 2004
Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	$5,296,570	12/10/2004
STATE OF ALABAMA	4,765	12/10/2004
STATE OF ARIZONA	2,183	12/10/2004
STATE OF CALIFORNIA	148,169	12/10/2004
STATE OF COLORADO	66,732	12/10/2004
STATE OF CONNECTICUT	10,841	12/10/2004
STATE OF GEORGIA	7,214	12/10/2004
STATE OF IDAHO	4,651	12/10/2004
STATE OF INDIANA	848	12/10/2004
STATE OF KANSAS	331	12/10/2004
STATE OF KENTUCKY	20,038	12/10/2004
STATE OF MASSACHUSETTS	24,621	12/10/2004
STATE OF MARYLAND	11,520	12/10/2004
STATE OF MAINE	23,601	12/10/2004
STATE OF NORTH CAROLINA	13,605	12/10/2004
STATE OF NEW YORK	102,349	12/10/2004
STATE OF OHIO	79,079	12/10/2004
STATE OF OKLAHOMA	302	12/10/2004
STATE OF PENNSYLVANIA	84,010	12/10/2004
STATE OF SOUTH CAROLINA	2,930	12/10/2004
STATE OF VIRGINIA	51,406	12/10/2004
STATE OF VERMONT	10,472	12/10/2004
NEBRASKA DEPARTMENT OF REVENUE	55	12/10/2004
ASHTABULA INCOME TAX	323	12/27/2004
CENTRAL COLLECTION AGENCY	34,976	12/27/2004
CITY OF CHILLICOTHE	2,632	12/27/2004
CITY OF CLEVELAND HEIGHTS	4,933	12/27/2004
CITY OF DANVILLE	283	12/27/2004
INTERNAL REVENUE SERVICE	4,386	12/27/2004
INTERNAL REVENUE SERVICE	6,199,740	12/27/2004
STATE OF ARIZONA	2,844	12/27/2004
STATE OF CALIFORNIA	191,039	12/27/2004
STATE OF COLORADO	62,099	12/27/2004
STATE OF CONNECTICUT	11,273	12/27/2004
STATE OF GEORGIA	8,415	12/27/2004
STATE OF IDAHO	4,674	12/27/2004
STATE OF INDIANA	909	12/27/2004
STATE OF KANSAS	352	12/27/2004

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule II
Court Reporting schedules for Payroll Taxes Paid for the Month Ended December 31, 2004
Payee	Payroll Taxes Paid	Payment Date
STATE OF KENTUCKY	19,027	12/27/2004
STATE OF MASSACHUSETTS	27,403	12/27/2004
STATE OF MARYLAND	14,257	12/27/2004
STATE OF MAINE	26,434	12/27/2004
STATE OF MICHIGAN	209	12/27/2004
STATE OF NORTH CAROLINA	13,906	12/27/2004
STATE OF NEW YORK	188,695	12/27/2004
STATE OF OHIO	90,562	12/27/2004
STATE OF OKLAHOMA	384	12/27/2004
STATE OF PENNSYLVANIA	91,669	12/27/2004
STATE OF SOUTH CAROLINA	3,820	12/27/2004
STATE OF VIRGINIA	67,058	12/27/2004
STATE OF VERMONT	23,997	12/27/2004
STATE OF WISCONSIN	834	12/27/2004
VILLAGE OF GREENWOOD	628	12/27/2004
CITY OF HUNTINGTON	260	12/27/2004
LORAIN CITY TAX	2,200	12/27/2004
CITY OF MARION	841	12/27/2004
MISSISSIPPI STATE TAX COMMISSN	2,423	12/27/2004
MONTANA DEPARTMENT OF REVENUE	766	12/27/2004
NEBRASKA DEPARTMENT OF REVENUE	20	12/27/2004
CITY OF NEWARK	3,415	12/27/2004
DIRECTOR OF FINANCE	171	12/27/2004
TREASURER CITY OF OWENSBORO	359	12/27/2004
CITY OF PITTSBURGH	1,621	12/27/2004
RITA	11,247	12/27/2004
SCHOOL DISTRICT INCOME TAX	2,305	12/27/2004
UTAH STATE TAX COMMISSION	272	12/27/2004
WEST VIRGINIA DEPT OF TAX & REV	17,139	12/27/2004
TOTAL	13,107,092

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended December 31, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ADMINISTRATOR ID TRS FUND	$76	$—
ALABAMA DEPT. OF REVENUE	233	3,890
ARIZONA DEPARTMENT OF REVENUE	18	1,139
ARKANSAS DEPARTMENT OF REVENUE	—	2
ASHLAND INDEPENDENT BOARD OF EDUCATION	11,462	382,076
BANK OF AMERICA	645	322,110
BATH COUNTY SCHOOL DISTRICT	1,215	40,510
BEREA COUNTY SCHOOL DISTRICT	2,440	81,319
BOARD OF EQUALIZATION	71	939
BOARD OF EQUALIZATION	(153)	(1,849)
BOURBON COUNTY SCHOOL DISTRICT	569	18,965
BOYD COUNTY SCHOOL DISTRICT	3,563	118,782
BOYLE COUNTY SCHOOL DISTRICT	1,551	51,693
BREATHITT COUNTY SCHOOL DISTRICT	1,068	35,608
BRECKINRIDGE COUNTY BOARD OF EDUCATION	686	22,882
BURGIN INDEPENDENT BOARD OF EDUCATION	327	10,911
BUTLER COUNTY SCHOOL DISTRICT	53	1,780
CA TELECONNECT FUND	36	—
CARTER COUNTY SCHOOL DISTRICT	1,646	54,853
CCHCF-A	38	—
CHCF-B	497	—
CITY O F MONTEREY	—	1
CITY OF ALAHAMBRA	2	45
CITY OF ALBION	337	6,748
CITY OF ALGOURA HILLS	12	236
CITY OF ARCADIA	9	183
CITY OF ASOTIN	—	2
CITY OF BALDWIN PARK	5,342	178,057
CITY OF BALDWIN PARK	5	174
CITY OF BEAUMONT	2,721	90,702
CITY OF BELLEVUE	—	5
CITY OF BOTHELL	2	33
CITY OF BRAWLEY	8,086	202,147
CITY OF BRAWLEY	7	179
CITY OF BURBANK	7	93
CITY OF CHARLOTTESVILLE	52,779	527,793
CITY OF CLAREMONT	26	481
CITY OF COLFAX	2	31
CITY OF COLORADO SPRINGS	155	6,193

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended December 31, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF COLTON	5	137
CITY OF COMPTON	—	2
CITY OF CULVER CITY	8	70
CITY OF DESERT HOT SPRINGS	4	74
CITY OF DOWNEY	—	6
CITY OF EL MONTE	2	27
CITY OF ELK GROVE	1	39
CITY OF ENGLEWOOD	61	1,738
CITY OF FONTANA	1,891	37,821
CITY OF FONTANA	—	8
CITY OF GARDENA	—	7
CITY OF GLENDALE	3	40
CITY OF GUNNISON	20	661
CITY OF GUNNISON	20	664
CITY OF HAWTHORNE	1	17
CITY OF HERMOSA BEACH	20,919	348,646
CITY OF HOLTVILLE	1,901	38,022
CITY OF HOLTVILLE	—	8
CITY OF HUNTINGTON BEACH	1	17
CITY OF INDIO	—	3
CITY OF INGLEWOOD	5	46
CITY OF IRVINE	—	—
CITY OF KALAMA	5	84
CITY OF KELSO	6,238	103,959
CITY OF KIRKLAND	1	10
CITY OF LA HABRA	27,005	450,083
CITY OF LA HABRA	29	484
CITY OF LA VERNE	—	12
CITY OF LONG BEACH	—	—
CITY OF LONG BEACH	3	59
CITY OF LONGVIEW	70	1,161
CITY OF LONGVIEW	20,750	345,826
CITY OF LOS ANGELES	616	6,161
CITY OF MAMMOTH LAKE	—	—
CITY OF MORENO VALLEY	60,033	1,000,558
CITY OF MORENO VALLEY	27	449
CITY OF NORWALK	2	37
CITY OF OAKLAND	—	2
CITY OF OLYMPIA	1	14
CITY OF PALM SPRINGS	1	11
CITY OF PALOUSE	2	25

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended December 31, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF PALOUSE	503	7,191
CITY OF PASADENA	7	80
CITY OF PETERSBURG	23,997	119,987
CITY OF PICO RIVERA	11,510	230,198
CITY OF PICO RIVERA	6	127
CITY OF PLACENTIA	15,878	453,661
CITY OF PLACENTIA	7	192
CITY OF POMEROY	—	1
CITY OF PORT HUENEME	10,337	258,439
CITY OF PORT HUENEME	4	99
CITY OF PORTERVILLE	1	9
CITY OF PULLMAN	18	224
CITY OF REDONDO BEACH	45,022	947,826
CITY OF REDONDO BEACH	69	1,443
CITY OF RIALTO	39,432	492,893
CITY OF RIALTO	26	329
CITY OF RIVERSIDE	3	41
CITY OF SALINAS	—	8
CITY OF SAN BERNARDINO	66,119	833,774
CITY OF SAN BERNARDINO	10	129
CITY OF SAN BUENAVENTURA	34,619	692,389
CITY OF SAN FRANCISCO	—	6
CITY OF SAN GABRIEL	—	2
CITY OF SAN LUIS OBISPO	—	—
CITY OF SANTA ANA	13	218
CITY OF SANTA BARBARA	1	11
CITY OF SANTA CRUZ	6	85
CITY OF SANTA MONICA	146,391	1,463,908
CITY OF SANTA MONICA	153	1,533
CITY OF SANTA ROSA	—	2
CITY OF SEAL BEACH	21	187
CITY OF SEATTLE	—	2
CITY OF SHORELINE	1	16
CITY OF SIERRA MADRE	3	58
CITY OF SPOKANE	4	58
CITY OF STANWOOD	—	1
CITY OF TACOMA	—	3
CITY OF TORRANCE	—	2
CITY OF VANCOUVER	1	22
CITY OF VENTURA	9	182

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended December 31, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF WAYNESBORO	27,332	273,324
CITY OF WENATCHEE	—	7
CITY OF WESTMINISTER	—	1
CITY OF WHITTIER	6	110
CITY OF WINCHESTER	15,476	154,761
CITY OF WOODLAND	3	50
CITY OF ZILLAH	—	1
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	245	8,157
COLORADO DEPT. OF REVENUE	631	15,091
COLORADO DEPT. OF REVENUE	2,879	82,666
COMMISSIONER OF REVENUE SERVICES	296,348	5,644,729
COMMISSIONER OF REVENUE SERVICES	356,158	5,935,980
COMMONWEALTH OF MASSACHUSETTS	7,469	149,358
COMPTROLLER OF MARYLAND	398	7,957
COMPTROLLER OF MARYLAND	15,736	314,684
COMPTROLLER OF PUBLIC ACCOUNTS	5	333
COUNTY OF LOS ANGELES	144	2,884
COUNTY OF MONTGOMERY	8,383	83,834
D.C. TREASURER	3	29
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,645	154,830
DAVIESS COUNTY BOARD OF EDUCATION	16,066	535,545
DAVIESS COUNTY SCHOOL DISTRICT	234	7,802
DES MOINES	1	18
ELLIOT COUNTY SCHOOL DISTRICT	226	7,533
FLORIDA DEPARTMENT OF REVENUE	3,379,548	24,511,711
FLORIDA DEPARTMENT OF REVENUE	214,714	3,130,725
FRANKLIN COUNTY SCHOOL DISTRICT	101	3,382
GARRAD COUNTY SCHOOL DISTRICT	964	32,132
GEORGIA DEPARTMENT OF REVENUE	17,363	266,062
HANCOCK COUNTY BOARD OF EDUCATION	753	25,103
HARLAN COUNTY SCHOOL DISTRICT	236	7,873
HARRISON COUNTY SCHOOL DISTRICT	2,587	86,218
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,646	88,189
HENDERSON COUNTY BOARD OF EDUCATION	2,299	76,618
ID USF	26	—
IDAHO STATE TAX COMMISSION	5,043	79,101
IL DEPT OF REVENUE	2	356
INDIANA DEPARTMENT OF REVENUE	100	7,165
INDIANA DEPARTMENT OF REVENUE	29,114	485,238
INTERNAL REVENUE SERVICE	38,785	1,292,921

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended December 31, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
JACKSON INDEPENDENT SCHOOLS	497	16,570
JESSAMINE COUNTY BOARD OF EDUCATION	7,615	253,834
KANSAS DEPT. OF REVENUE	17,025	225,819
KENTUCKY REVENUE CABINET	2,265	37,759
LAUREL COUNTY SCHOOL DISTRICT	11,565	385,505
LEE COUNTY SCHOOL DISTRICT	1,042	34,729
LESLIE COUNTY SCHOOL DISTRICT	1,005	33,514
LETCHER COUNTY BOARD OF EDUCATION	771	25,706
LEWIS COUNTY BOARD OF EDUCATION	916	36,624
LEWIS COUNTY SCHOOL DISTRICT	297	11,877
LINCOLN COUNTY BOARD OF EDUCATION	1,274	42,470
LOGAN COUNTY SCHOOL DISTRICT	31	1,037
MADISON COUNTY SCHOOL DISTRICT	18,713	623,767
MAINE REVENUE SERVICES	5,813	116,272
MAINE REVENUE SERVICES	268,419	5,368,377
MARION COUNTY BOARD OF EDUCATION	2,707	90,230
MCLEAN COUNTY SCHOOL DISTRICT	725	24,187
MENIFEE COUNTY SCHOOL DISTRICT	437	14,555
MERCER COUNTY SCHOOL DISTRICT	1,768	58,943
MINNESOTA DEPARTMENT OF REVENUE	—	182
MISSISSIPPI STATE TAX COMMISSION	40,032	571,889
MISSISSIPPI STATE TAX COMMISSION	1,599	22,843
MORGAN COUNTY SCHOOL DISTRICT	1,014	33,809
NC DEPARTMENT OF REVENUE	16,413	225,349
NECA KUSF	11	231
NECA PAUSF	1,182	—
NECA TX USF	12	215
NECA VUSF	232	18,279
NELSON COUNTY BOARD OF EDUCATION	1,332	44,407
NICHOLAS COUNTY SCHOOL DISTRICT	667	22,231
NJ DIVISION OF TAXATION	603	10,045
NYS ESTIMATED CORPORATION TAX	272	72,552
NYS ESTIMATED CORPORATION TAX	2,732	109,268
NYS SALES TAX PROCESSING	14,273	232,638
OHIO COUNTY SCHOOL DISTRICT	20	680
OKLAHOMA TAX COMMISSION	500	16,792
OWENSBORO BOARD OF EDUCATION	11,091	369,716
OWSLEY COUNTY BOARD OF EDUCATION	374	12,462
PA DEPARTMENT OF REVENUE	212,785	3,855,434
PA DEPT. OF REVENUE	4,792	95,801
PARIS INDEPENDENT SCHOOL DISTRICT	2,967	98,908

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule III
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended December 31, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
PERRY COUNTY SCHOOL DISTRICT	261	8,701
POWELL COUNTY SCHOOL DISTRICT	1,863	62,100
RHODE ISLAND DIVISION OF TAXATION	—	5
ROCKCASTLE COUNTY SCHOOL DISTRICT	921	30,705
RUSSELL INDEPENDENT SCHOOL DISTRICT	6,762	225,408
SCOTT COUNTY SCHOOL DISTRICT	7,702	256,740
SOUTH CAROLINA DEPT. OF REVENUE	41,166	787,246
STATE OF MICHIGAN	100	1,662
STATE OF NEW HAMPSHIRE	1,533	21,906
STATE OF NEW HAMPSHIRE	98,993	1,414,202
STATE TAX DEPARTMENT	302,224	5,037,071
TN DEPARTMENT OF REVENUE	62,118	683,701
TOWN OF BLACKSBURG	15,159	151,592
TOWN OF MT CRESTED BUTTE	1,439	31,979
TOWN OF SOUTH BOSTON	4,394	43,942
TREASURER STATE OF OHIO	158,757	2,117,913
UNION COUNTY SCHOOL DISTRICT	2,800	93,324
VERMONT DEPARTMENT OF TAXES	344,201	5,736,654
VERMONT DEPARTMENT OF TAXES	1,102	18,362
VIRGINIA DEPARTMENT OF TAXATION	13,704	274,068
WASHINGTON COUNTY BOARD OF EDUCATION	911	30,357
WASHINGTON DEPT. OF REVENUE	3,937	53,193
WEBSTER COUNTY BOARD OF EDUCATION	686	22,857
WISCONSIN DEPARTMENT OF REVENUE	1	187
WOLFE COUNTY SCHOOL DISTRICT	564	18,790
WOODFORD COUNTY BOARD OF EDUCATION	4,752	158,400
WYOMING DEPARTMENT OF REVENUE	79	1,580

	$6,807,915	$83,971,666

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
ADDISON TOWN	$3,444	12/13/04
ALBEMARLE COUNTY	8,896	12/01/04
ALBEMARLE COUNTY	457	12/02/04
ALBEMARLE COUNTY	200	12/03/04
ALBEMARLE COUNTY	207	12/06/04
ALBEMARLE COUNTY	688	12/23/04
ALTAVISTA TOWN	1,625	12/01/04
ALTAVISTA TOWN	76	12/17/04
AMELIA COUNTY	870	12/17/04
AMHERST COUNTY	4,609	12/02/04
ANDERSON COUNTY	2,927	12/17/04
APPALACHIA TOWN TREASURER	437	12/01/04
ASHTABULA COUNTY COURTHOUSE	244	12/07/04
AUBURN CITY COLLECTOR	1,324	12/13/04
AVON TOWN	3,777	12/07/04
BAILEY TOWN	546	12/13/04
BANGOR CITY	50,583	12/13/04
BARING PLANTATION TOWN	654	12/07/04
BARROW COUNTY TAX COMMISSIONER	57,699	12/13/04
BATH COUNTY	4,631	12/23/04
BEAHYVILLE CITY COLLECTOR	837	12/16/04
BEDFORD COUNTY	8,107	12/01/04
BLACKBURN CENTER, LLC	433	12/27/04
BLADEN COUNTY	976	12/13/04
BLOUNT CO REVENUE COMMISSIONER	1,181	12/13/04
BOTETOURT COUNTY TREASURER	38,346	12/02/04
BOUNDARY COUNTY TREASURER	6,796	12/13/04
BOURBON COUNTY	6,031	12/23/04
BOYCE TOWN	23	12/02/04
BOYD COUNTY SHERIFF	25,110	12/23/04
BOYDTON TOWN TREASURER	154	12/13/04
BOYLE COUNTY FISCAL COURT	17,263	12/23/04
BREVARD COUNTY	29,902	12/01/04
BRIDGEWATER TOWN TREASURER	577	12/03/04
BROADWAY TOWN	234	12/02/04
BROOKNEAL TOWN	398	12/01/04
BRUNSWICK COUNTY TREASURER	192	12/13/04
BUCHANAN COUNTY	12	12/01/04
BUCHANAN COUNTY	6,871	12/13/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
BUFFALO CITY	38,343	12/13/04
BULLITT COUNTY TREASURER	498	12/16/04
BURLINGTON CITY	38,234	12/13/04
BUTLER COUNTY SHERIFF	74	12/23/04
CAL & JOANNE FAMILY LTD PRTNRSP	200	12/23/04
CALHOUN CITY TREASURER	78	12/16/04
CAMPBELL COUNTY	4,030	12/01/04
CARROLL COUNTY TREAS	5,071	12/02/04
CASWELL COUNTY	5,835	12/13/04
CATLETTSBURG CITY	1,400	12/23/04
CHARLES CITY COUNTY	1,365	12/02/04
CHARLESTON COUNTY	1,431	12/13/04
CHASE CITY TOWN COLLECTOR	1,003	12/13/04
CHATHAM TOWN	420	12/02/04
CHEROKEE COUNTY	647	12/13/04
CHESTERFIELD COUNTY	59	12/01/04
CHESTERFIELD COUNTY	48,509	12/13/04
CITICORP VENDOR FINANCE INC	71	12/02/04
CITY OF ASHLAND	26,023	12/23/04
CITY OF BUENA VISTA	1,038	12/01/04
CITY OF CALAIS	14,327	12/17/04
CITY OF CARLISLE	281	12/16/04
CITY OF CENTRAL	25	12/16/04
CITY OF CHARLOTTESVILLE	146,107	12/02/04
CITY OF CORINTH	20	12/23/04
CITY OF CYNTHIANA	1,436	12/23/04
CITY OF DANVILLE	4,031	12/01/04
CITY OF DANVILLE	8,922	12/13/04
CITY OF GALAX	2,662	12/02/04
CITY OF HENDERSON	1,094	12/17/04
CITY OF ISLAND TAX COLLECTOR	101	12/16/04
CITY OF JUNCTION	380	12/23/04
CITY OF LEBANON	8,406	12/01/04
CITY OF LIVERMORE	133	12/16/04
CITY OF LYNCHBURG	5,932	12/23/04
CITY OF MARTINSVILLE	6,999	12/02/04
CITY OF MOOREHEAD TREASURER	1,265	12/13/04
CITY OF MORGANFIELD TREASURER	1,549	12/23/04
CITY OF RACELAND	417	12/17/04
CITY OF RICHMOND	7,095	12/16/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
CITY OF SALEM	2,260	12/01/04
CITY OF SALEM	1,567	12/10/04
CITY OF STANFORD	439	12/13/04
CITY OF STATHAM	417	12/17/04
CITY OF STAUNTON	3,144	12/13/04
CITY OF STAUNTON	10,219	12/16/04
CITY OF STAUNTON	371	12/17/04
CITY OF STAUNTON	326	12/23/04
CITY OF UNIONTOWN TREASURER	469	12/16/04
CITY OF WAYNESBORO	4,636	12/13/04
CITY OF WEST LIBERTY	1,306	12/23/04
CITY OF WORTHINGTON	706	12/23/04
CITY-COUNTY TAX COLLECTOR	38,886	12/13/04
CLAREMONT	7,467	12/01/04
CLARKE COUNTY TREASURER	90	12/02/04
COFFEE COUNTY	96,447	12/13/04
COLONIAL HEIGHTS(T)	5,803	12/13/04
COLUMBIANA COUNTY TREASURER	1,389	12/07/04
COLUMBUS COUNTY	14	12/13/04
CORYDON CITY	170	12/13/04
COUNTY OF ALBEMARLE	1,687	12/02/04
COUNTY OF AUGUSTA	11,162	12/02/04
COUNTY OF DINWIDDIE	3,011	12/01/04
COUNTY OF GRAYSON	2,338	12/01/04
COUNTY OF GRAYSON	77	12/02/04
COUNTY OF HALIFAX	6,921	12/01/04
COUNTY OF MATHEWS	6,514	12/02/04
COUNTY OF OSCEOLA	58,155	12/01/04
COUNTY OF PULASKI	—	12/02/04
COUNTY OF PULASKI	—	12/03/04
COUNTY OF PULASKI	453	12/06/04
COUNTY OF ROCKINGHAM	355	12/01/04
COUNTY OF ROCKINGHAM	23,519	12/02/04
COUNTY OF WARREN	6,876	12/01/04
CULLMAN COUNTY	60,601	12/13/04
CULPEPER COUNTY, TREASURER	50,497	12/01/04
CULPEPER COUNTY, TREASURER	1,690	12/02/04
CULPEPER COUNTY, TREASURER	696	12/13/04
CULPEPER TOWN COLLECTOR	2,438	12/23/04
CUYAHOGA COUNTY	53,128	12/23/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
DADE COUNTY TAX COLLECTOR	96	12/23/04
DANVILLE CITY TAX DEPARTMENT	177	12/13/04
DARLINGTON COUNTY	80,769	12/16/04
DAVIE COUNTY	15,173	12/13/04
DE LAGE LANDEN FINANCIAL SERV	65	12/07/04
DEKALB COUNTY	55,224	12/13/04
DICK LARSEN TREASURER	32,471	12/06/04
DICKENSON COUNTY	7,188	12/01/04
DILLON COUNTY TREASURER	121	12/13/04
DILLON COUNTY TREASURER	320	12/16/04
DIXON CITY	430	12/13/04
DORIS LAWTON	936	12/14/04
DORIS LAWTON	170	12/29/04
EAST MIDDLEBURY FIRE DIST. NO 1	92	12/13/04
EASTLAKE COMMERCIAL	61	12/23/04
ELKTON TOWN	—	12/02/04
ELKTON TOWN	216	12/03/04
ELMORE COUNTY TAX COLLECTOR	53,199	12/13/04
EMPORIA CITY TREASURER	945	12/01/04
F & F REALTY CO.	300	12/10/04
FAIR HAVEN TOWN TREASURER	6,860	12/13/04
FAIRFIELD TOWN	9,036	12/13/04
FAUQUIER COUNTY TREASURER	1,393	12/01/04
FLEMING COUNTY SHERIFF	8,437	12/16/04
FORSYTH COUNTY TAX COLLECTOR	5,884	12/13/04
FOUNTAIN TOWN TREASURER	479	12/13/04
FRANKLIN COUNTY SHERIFF	665	12/16/04
FREDRICK COUNTY TREASURER	11,647	12/02/04
FREEDOM SHORE LLC	454	12/20/04
GARRARD COUNTY SHERIFF	3,814	12/23/04
GE CAPITAL FLEET SERVICES	1,283	12/09/04
GECFS BY APEX AS AGENT	4,912	12/10/04
GEORGETOWN COUNTY	21,139	12/13/04
GEORGETOWN COUNTY	154	12/23/04
GILCHRIST COUNTY	3,893	12/07/04
GLYNN CNTY. TAX COMMISSIONER	67,225	12/13/04
GRANT COUNTY SHERIFF	85	12/17/04
GREENSVILLE COUNTY TREASURER	2,613	12/01/04
GREENUP COUNTY SHERIFF	26,134	12/17/04
GRETNA TOWN	56	12/01/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
GROTON TOWN	89	12/13/04
HALIFAX COUNTY	10,203	12/13/04
HALIFAX TOWN	50	12/02/04
HALL COUNTY TAX COMMISSIONER	27,954	12/01/04
HALL COUNTY TAX COMMISSIONER	1,381	12/16/04
HARLAN CITY TREASURER	486	12/23/04
HARRISON COUNTY	6,794	12/16/04
HARRISONBURG CITY	48	12/01/04
HARRISONBURG CITY	13,810	12/03/04
HARTFORD TOWN TREASURER	6,887	12/13/04
HENDERSON COUNTY SHERIFF	12,031	12/16/04
HENRICO COUNTY	79,338	12/06/04
HENRICO COUNTY	1,823	12/17/04
HERMAN GRAHAM	834	12/10/04
HERRY COUNTY TREASURER	24,416	12/02/04
HERTFORD COUNTY TAX OFFICE	22,606	12/13/04
HOPEWELL CITY TAX(T)	15,063	12/01/04
I-15 SOUTH AUTO CENTER DR LLC	50,797	12/21/04
IMPERIAL COUNTY TAX COLLECTOR	61,108	12/07/04
IOS CAPITAL	49	12/21/04
IREDELL COUNTY TAX COLLECTOR	74,575	12/13/04
IREDELL COUNTY TAX COLLECTOR	1,108	12/16/04
JACKSON COUNTY TAX COMMISSIONER	11,072	12/13/04
JACKSON INDEPENDENT SCHOOLS	1,140	12/23/04
JAMES BRADY	1,146	12/02/04
JEFFERSON COUNTY	5,923	12/13/04
KENTUCKY REVENUE CABINET	314,579	12/13/04
KIR TEMECULA L.P.	105	12/27/04
KOOTENAI COUNTY TR	290,421	12/13/04
LAKE VIEW TOWN	2,388	12/16/04
LAKE WACCAMAW TREASURER	183	12/13/04
LAKE WACCAMAW TREASURER	5	12/23/04
LANCASTER CITY TAX COLLECTOR	798	12/16/04
LARRY SCHREDER	991	12/07/04
LARUE COUNTY SHERIFF	989	12/23/04
LASSEN COUNTY TAX COLLECTOR	1,800	12/07/04
LATAH COUNTY TAX COLLECTOR	69,626	12/13/04
LAWRENCE L MATHENEY	4,125	12/01/04
LEBANON TOWN	2,005	12/16/04
LEE COUNTY SHERIFF	5,776	12/16/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
LEE COUNTY TREASURER	3,384	12/13/04
LEFLORE COUNTY TAX COLLECTOR	92,841	12/17/04
LENOIR COUNTY	1,664	12/13/04
LEVANT TOWN	12,862	12/07/04
LEWIS COUNTY SHERIFF'S DEPT	4,405	12/23/04
LEWISTON CITY	52,006	12/13/04
LOGAN COUNTY SHERIFF TREASURER	41	12/16/04
LOS ANGELES COUNTY	1,220,742	12/10/04
LOUDOUN COUNTY	2,563	12/02/04
LOUISA COUNTY TREASURER	236	12/02/04
LUCAS COUNTY	409	12/23/04
LUNENBURG COUNTY	1,163	12/02/04
LURAY TOWN	99	12/01/04
MACCLESFIELD TOWN	76	12/13/04
MADISON COUNTY	15,726	12/02/04
MARION COUNTY OH	738	12/23/04
MARION COUNTY SHERIFF	7,096	12/16/04
MARION COUNTY TREASURER	65,550	12/13/04
MAXTON TOWN COLLECTOR	3,220	12/13/04
MCKENNEY	37	12/13/04
MCLEAN COUNTY SHERIFF TREASURER	2,183	12/16/04
MECHANIC FALLS TOWN TAX COLLECTOR	8,805	12/13/04
MECKLENBURG COUNTY	3,695	12/01/04
MENDOCINO COUNTY	4,906	12/07/04
MENIFEE COUNTY SHERIFF	2,469	12/16/04
MIFFLIN COUNTY	4,724	12/01/04
MILO TOWN	5,836	12/07/04
MOMEYER TOWN TAX COLLECTOR	54	12/13/04
MONTGOMERY COUNTY TREASURER	30,451	12/01/04
MONTGOMERY COUNTY TREASURER	846	12/06/04
MORGAN COUNTY	6,175	12/23/04
MOULTONBOROUGH	371	12/13/04
MOUNT AIRY CITY	7,221	12/13/04
MUHLENBURG COUNTY SHERIFF TREAS	208	12/16/04
NASH COUNTY TAX COLLECTOR	18,337	12/13/04
NASSAU COUNTY	58,150	12/01/04
NATIONAL LEASING AND FINANCIAL	75	12/21/04
NEOPOST LEASING	82	12/03/04
NEW IPSWICH TOWN O	1,258	12/13/04
NEWPORT TOWN NH	420	12/13/04
NICHOLAS COUNTY SHERIFF	1,219	12/16/04
NORTHHAMPTON COUNTY	1,868	12/13/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
NORTHUMBERLAND COUNTY	10,715	12/02/04
NORTHWEST CITY TAX COLLECTOR	71	12/13/04
NORTON CITY TAX COLLECTOR	777	12/01/04
NORTON CITY TAX COLLECTOR	1,385	12/02/04
NORWAY TOWN	21,111	12/07/04
OHIO COUNTY SHERIFF DEPT TREAS	42	12/23/04
ORANGE COUNTY	3,412	12/02/04
ORANGE COUNTY	3,349	12/03/04
OSSIPEE TAX DEPARTMENT	844	12/01/04
OWENSBORO CITY TREASURER	156,606	12/23/04
PAGE COUNTY	6,615	12/01/04
PALMYRA TOWN	1,142	12/07/04
PALMYRA TOWN	136	12/13/04
PARIS INDEPENDENT SCHOOLS	5,030	12/23/04
PARTNERSHIP PROPERTIES L.L.C.	581	12/08/04
PATRICK COUNTY TREASURER	7,303	12/02/04
PAULDING COUNTY TREASURER	999	12/23/04
PENNINGTON GAP	113	12/13/04
PERRY COUNTY SHERIFF TREASURER	1,651	12/23/04
PITNEY BOWES CREDIT CORPORATION	120	12/03/04
PITNEY BOWES CREDIT CORPORATION	20	12/22/04
PITTSTON TOWN	10,671	12/13/04
PITTSYLVANIA COUNTY	15,439	12/01/04
PITTSYLVANIA COUNTY	165	12/02/04
PONTOTOC COUNTY	2,091	12/17/04
POWELL COUNTY	6,094	12/23/04
POWHATAN COUNTY TREASURER	8,972	12/01/04
POWHATAN COUNTY TREASURER	1,476	12/02/04
PRINCE GEORGE TREASURER	1,287	12/01/04
PROPERTY TAX	382	12/17/04
PROPERTY TAX	225	12/27/04
PROPERTY TAX	187	12/30/04
RICHLAND COUNTY	15,560	12/13/04
RITE AID CORORATION	252	12/23/04
RIVERSIDE COUNTY TREASURER	614	12/07/04
RIVERSIDE COUNTY TREASURER	218,277	12/10/04
ROCKBRIDGE COUNTY	9	12/02/04
ROCKPORT TOWN	3,805	12/13/04
ROCKY MOUNT CITY	2,411	12/13/04
ROGERS COUNTY TREA	17,993	12/13/04
SAN BERNARDINO COUNTY TREASURER	139,320	12/07/04
SAN BERNARDINO COUNTY TREASURER	62,428	12/17/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
SCOTLAND COUNTY TAX DEPT.	20,463	12/13/04
SCOTT COUNTY TREASURER	290	12/13/04
SEWARD COUNTY TREASURER	33,374	12/13/04
SEYMOUR TOWN TAX	19,544	12/13/04
SHENANDOAH TOWN COLLECTOR	39	12/13/04
SHERIFF OF MARION COUNTY	10,039	12/14/04
SINECURE INVESTMENTS	4,000	12/03/04
SMYTH COUNTY TREASURER	3,713	12/01/04
SOUTH BRISTOL TOWN COLLECTOR	580	12/13/04
SPOTSYLVANIA COUNTY	93,193	12/02/04
SPOTSYLVANIA COUNTY	667	12/13/04
ST ALBANS TOWN	8,412	12/13/04
ST JOHN PLANTATION	533	12/13/04
STAFFORD COUNTY	35,251	12/02/04
STAFFORD COUNTY	3,533	12/06/04
STANDISH TOWN TAX COLLECTOR	18,455	12/13/04
STARK TOWN TAX COLLECTOR	179	12/13/04
STOCKBRIDGE TOWN	715	12/23/04
STRATFORD TOWN	30	12/03/04
STURGIS CITY	489	12/23/04
SULLIVAN TOWN	6,001	12/07/04
SUNFLOWER COUNTY	3	12/23/04
THOMASTON TOWN	1,927	12/02/04
THORNDIKE TOWN	356	12/13/04
TIMBERVILLE TOWN COLLECTOR	123	12/13/04
TOWN OF ADAMS	1,578	12/13/04
TOWN OF ALNA	146	12/01/04
TOWN OF AMESBURY	103	12/23/04
TOWN OF BERRYVILLE	231	12/07/04
TOWN OF BIG STONE GAP	1,372	12/16/04
TOWN OF BLACKSBURG	742	12/02/04
TOWN OF BRATTLEBORO	11,458	12/13/04
TOWN OF BUCKSPORT	5,301	12/13/04
TOWN OF CASTALIA	309	12/13/04
TOWN OF CEDAR BLUFF	53	12/01/04
TOWN OF CHARLESTOWN	533	12/07/04
TOWN OF COEBURN	259	12/02/04
TOWN OF CONWAY	6,845	12/03/04
TOWN OF COPLIN PLANTATION	358	12/13/04
TOWN OF DAMARISCOTTA	1,990	12/17/04
TOWN OF DAYTON	4,187	12/16/04
TOWN OF DUBLIN	129	12/01/04
TOWN OF ESSEX	17,146	12/13/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
TOWN OF FALMOUTH	24,413	12/01/04
TOWN OF FRIES	57	12/01/04
TOWN OF FRYEBURG	2,305	12/07/04
TOWN OF GIBSON	129	12/07/04
TOWN OF GORDONSVILLE	53	12/02/04
TOWN OF GREENBUSH	7,750	12/13/04
TOWN OF HILLSVILLE	429	12/02/04
TOWN OF HINSDALE	1,590	12/13/04
TOWN OF HURT	77	12/02/04
TOWN OF INDEPENDENCE	204	12/13/04
TOWN OF KINGFIELD TREASURER	1,888	12/01/04
TOWN OF KINGSTON	2,670	12/01/04
TOWN OF LACROSS	27	12/13/04
TOWN OF LITTLETON TAX COLLECTOR	10,416	12/02/04
TOWN OF LONDONDERRY	29,616	12/01/04
TOWN OF MARION	545	12/07/04
TOWN OF MARS HILL	35	12/13/04
TOWN OF MILAN	478	12/13/04
TOWN OF MILTON	19,438	12/13/04
TOWN OF MINOT	620	12/13/04
TOWN OF MONT VERNON	1,290	12/13/04
TOWN OF ORANGE	224	12/02/04
TOWN OF PARIS	8,832	12/07/04
TOWN OF PINETOPS COLLECTOR	449	12/13/04
TOWN OF PINK HILL	558	12/13/04
TOWN OF PLYMOUTH	4,793	12/13/04
TOWN OF PLYMPTON	5,258	12/02/04
TOWN OF PULASKI	1,055	12/02/04
TOWN OF PULASKI	41	12/06/04
TOWN OF RICHLANDS	508	12/02/04
TOWN OF ROCKINGHAM	4,466	12/13/04
TOWN OF RUMNEY	16	12/01/04
TOWN OF SHEFFIELD MA	344	12/17/04
TOWN OF SORRENTO	2,017	12/17/04
TOWN OF SOUTH BOSTON	3,215	12/02/04
TOWN OF SOUTH HILL	1,218	12/13/04
TOWN OF SPRINGFIELD	13,358	12/13/04
TOWN OF STANLEY	46	12/16/04
TOWN OF STEPHENS CITY	86	12/01/04
TOWN OF STONINGTON	2,405	12/17/04
TOWN OF STUART	484	12/13/04
TOWN OF TAZEWELL	172	12/02/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule IV
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended December 31, 2004
Payee	Amount Paid	Check Date
TOWN OF TEMPLE	3,821	12/01/04
TOWN OF VICTORIA	402	12/02/04
TOWN OF WATERFORD TAX COLLECTOR	5,847	12/01/04
TOWN OF WEATHERSFIELD	1,516	12/13/04
TOWN OF WHITEFIELD	2,728	12/01/04
TREASURER OF FRONT ROYAL TOWN	635	12/01/04
TREASURER OF RAPPAHANNOCK CO	939	12/01/04
TREASURER OF TAZEWELL COUNTY	2,236	12/02/04
TREASURER OF TAZEWELL COUNTY	10,527	12/03/04
TSC, LC	435	12/17/04
TULSA	15,534	12/13/04
UINTA COUNTY TREASURER	17,298	12/13/04
UNION COUNTY SHERIFF TREASURER	3,149	12/16/04
VENTURA COUNTY TAX COLLECTOR	495	12/07/04
WAKEFIELD TOWN	762	12/16/04
WALPOLE TOWN COLLECTOR	4,527	12/07/04
WALPOLE TOWN COLLECTOR	1,289	12/13/04
WARREN COUNTY	32,204	12/17/04
WARREN COUNTY TAX COLLECTOR	3,025	12/13/04
WARRENTON TOWN TAX COLLECTOR	144	12/16/04
WARRENTON TOWN TAX COLLECTOR	12	12/17/04
WATERBURY CITY COLLECTOR	14,478	12/14/04
WEBSTER COUNTY SHERIFF TREASURE	5,189	12/23/04
WEST RUTLAND TOWN	2,316	12/23/04
WESTMORELAND COUNTY	10,930	12/02/04
WHITAKERS TOWN	798	12/13/04
WILMOT TOWN	339	12/03/04
WILSON COUNTY TAX ADMINISTRATOR	2,345	12/13/04
WINCHESTER CITY	2,649	12/16/04
WINCHESTER CITY TREASURER	2,747	12/02/04
WOODFORD COUNTY	9,873	12/17/04
WOODSTOCK TOWN	607	12/07/04
YADKIN COUNTY	16	12/01/04
YUMA COUNTY	262,937	12/13/04
	5,952,594

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended December 31, 2004
Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	$219	12/13/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	20	12/10/04
ASHLAND INDEPENDENT BOARD OF	Utility Tax	9,914	12/13/04
BATH COUNTY SCHOOL D	Utility Tax	1,230	12/13/04
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,463	12/13/04
BOARD OF EQUALIZATION	Sales Tax	304	12/17/04
BOARD OF EQUALIZATION	Sales Tax	1,218	12/23/04
BOARD OF EQUALIZATION	Gross Receipts Tax	145	12/27/04
BOURBON COUNTY SCHOOL	Utility Tax	596	12/13/04
BOYD COUNTY SCHOOL D	Gross Receipts Tax	11	12/13/04
BOYD COUNTY SCHOOL D	Utility Tax	8,892	12/13/04
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,563	12/13/04
BREATHITT COUNTY SCH	Utility Tax	1,063	12/13/04
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	695	12/13/04
BURGIN EDUCATION BO	Utility Tax	331	12/13/04
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	50	12/13/04
CALIFORNIA HIGH COST FUND—A	Gross Receipts Tax	35	12/08/04
CALIFORNIA HIGH COST FUND—B	Sales Tax	474	12/08/04
CALIFORNIA TELECONNECT FUND	Sales Tax	33	12/08/04
CARTER COUNTY SCHOOL	Utility Tax	1,638	12/13/04
CITY OF MONTEREY PARK	Gross Receipts Tax	4	12/16/04
CITY OF AHLAMBRA	Gross Receipts Tax	8	12/16/04
CITY OF ARCADIA	Gross Receipts Tax	9	12/16/04
CITY OF BALDWIN PARK	Utility Tax	5,332	12/07/04
CITY OF BALDWIN PARK	Gross Receipts Tax	11	12/16/04
CITY OF BEAUMONT	Utility Tax	3,231	12/07/04
CITY OF BELLFLOWER	Gross Receipts Tax	1	12/17/04
CITY OF BERKELEY	Gross Receipts Tax	4	12/17/04
CITY OF BRAWLEY	Utility Tax	8,329	12/07/04
CITY OF CHARLOTTSVILLE	Utility Tax	48,834	12/16/04
CITY OF COLORADO SPRINGS	Sales Tax	155	12/14/04
CITY OF COMPTON	Gross Receipts Tax	5	12/17/04
CITY OF CULVER CITY	Gross Receipts Tax	7	12/16/04
CITY OF DESERT HOT SPRINGS	Gross Receipts Tax	7	12/16/04
CITY OF FONTANA	Utility Tax	1,514	12/07/04
CITY OF GLENDALE	Gross Receipts Tax	6	12/16/04
CITY OF HAWTHORNE	Gross Receipts Tax	6	12/16/04
CITY OF HERMOSA BEACH	Utility Tax	20,571	12/07/04
CITY OF HOLTVILLE	Utility Tax	1,965	12/07/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended December 31, 2004
Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF INGLEWOOD	Gross Receipts Tax	7	12/16/04
CITY OF LA HABRA	Utility Tax	26,321	12/07/04
CITY OF LA HABRA	Gross Receipts Tax	25	12/16/04
CITY OF LA PALMA	Gross Receipts Tax	4	12/17/04
CITY OF LAKEWOOD	Gross Receipts Tax	3	12/17/04
CITY OF LONG BEACH	Gross Receipts Tax	6	12/16/04
CITY OF LOS ANGELES	Gross Receipts Tax	616	12/16/04
CITY OF LYNWOOD	Gross Receipts Tax	3	12/17/04
CITY OF MALIBU	Gross Receipts Tax	2	12/17/04
CITY OF MORENO VALLEY	Utility Tax	63,910	12/07/04
CITY OF MORENO VALLEY	Gross Receipts Tax	29	12/16/04
CITY OF PALM SPRINGS	Gross Receipts Tax	6	12/16/04
CITY OF PICO RIVERA	Utility Tax	12,334	12/07/04
CITY OF PICO RIVERA	Gross Receipts Tax	6	12/16/04
CITY OF PLACENTIA	Utility Tax	15,645	12/07/04
CITY OF PLACENTIA	Gross Receipts Tax	7	12/16/04
CITY OF POMONA	Gross Receipts Tax	4	12/17/04
CITY OF PORT HUENEME	Utility Tax	10,315	12/07/04
CITY OF PULLMAN	Gross Receipts Tax	16	12/13/04
CITY OF REDONDO BEACH	Gross Receipts Tax	64	12/16/04
CITY OF REDONDO BEACH CA	Utility Tax	44,037	12/07/04
CITY OF RIALTO	Utility Tax	40,947	12/07/04
CITY OF SAN BERNARDINO	Utility Tax	63,893	12/07/04
CITY OF SAN BERNARDINO	Gross Receipts Tax	10	12/16/04
CITY OF SAN BUENAVENTURA	Utility Tax	34,250	12/07/04
CITY OF SANTA ANA	Gross Receipts Tax	16	12/16/04
CITY OF SANTA MONICA	Utility Tax	153,730	12/07/04
CITY OF SANTA MONICA	Gross Receipts Tax	155	12/16/04
CITY OF SEAL BEACH	Gross Receipts Tax	15	12/16/04
CITY OF SOUTH PASADENA	Gross Receipts Tax	5	12/17/04
CITY OF VALLEJO	Gross Receipts Tax	4	12/17/04
CITY OF VENTURA	Gross Receipts Tax	10	12/16/04
CITY OF WAYNESBORO	Utility Tax	27,491	12/16/04
CITY OF WHITTIER	Gross Receipts Tax	7	12/16/04
CITY OF WINCHESTER	Utility Tax	15,723	12/15/04
CLOVERPORT BOARD OF EDUCATION	Utility Tax	245	12/13/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	714	12/10/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	2,876	12/20/04
COMPTROLLER OF MARYLAND	Sales Tax	8,065	12/22/04
COMPTROLLER OF MD	Sales Tax	7,168	12/22/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended December 31, 2004
Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CONNECTICUT DEPT OF REVENUE	Sales Tax	356,161	12/30/04
COUNTY OF MONTGOMERY	Utility Tax	8,476	12/15/04
D.C. TREASURER	Sales Tax	11	12/13/04
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,600	12/13/04
DAVIESS CO BOARD OF EDUCATION	Gross Receipts Tax	12	12/13/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	16,405	12/13/04
DEAF TRUST	Sales Tax	63	12/08/04
ELLIOTT COUNTY SCHOO	Utility Tax	234	12/13/04
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	53,048	12/20/04
FLORIDA DEPT OF REVENUE	Sales Tax	89,652	12/20/04
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,277,101	12/20/04
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	111	12/13/04
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	985	12/13/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	92	12/15/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	18,988	12/20/04
HANCOCK COUNTY BOARD OF	Utility Tax	778	12/13/04
HARLAN COUNTY SCHOOL	Utility Tax	235	12/13/04
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,615	12/13/04
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,671	12/13/04
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,326	12/13/04
IDAHO STATE TAX COMMISSION	Sales Tax	4,328	12/10/04
IDAHO UNIVERSAL SERV	Gross Receipts Tax	23	12/13/04
INDIANA DEPT OF REVENUE	Sales Tax	1,870	12/10/04
INDIANA DEPT OF REVENUE	Sales Tax	27,577	12/20/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	39,302	12/10/04
JACKSON INDEPENDENT SCHOOLS	Utility Tax	497	12/13/04
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,729	12/13/04
KANSAS DEPT OF REVENUE	Sales Tax	16,755	12/28/04
KENTUCKY REVENUE CABINET	Sales Tax	2,146	12/20/04
LAUREL COUNTY SCHOOL	Utility Tax	11,665	12/13/04
LEE COUNTY SCHOOL DI	Utility Tax	1,060	12/13/04
LESLIE COUNTY SCHOOL	Utility Tax	1,009	12/13/04
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	768	12/13/04
LEWIS COUNTY BOARD OF	Utility Tax	923	12/13/04
LEWIS COUNTY SCHOOL	Utility Tax	296	12/13/04
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,273	12/13/04
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	35	12/13/04
MADISON COUNTY SCHOOL DISTRICT	Gross Receipts Tax	21	12/13/04
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	18,807	12/13/04
MAINE REVENUE SERVICES	Sales Tax	5,770	12/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended December 31, 2004
Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
MARION COUNTY SCHOOL	Utility Tax	2,715	12/13/04
MASS DEPT OF REVENUE	Sales Tax	7,399	12/20/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	763	12/13/04
MENIFEE COUNTY SCHOO	Utility Tax	435	12/13/04
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,770	12/13/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	34	12/09/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	40,124	12/13/04
MORGAN COUNTY SCHOOL	Utility Tax	1,032	12/13/04
NECA VUSF	Gross Receipts Tax	211	12/13/04
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,330	12/13/04
NEW JERSEY SALES TAX	Sales Tax	494	12/20/04
NICHOLAS COUNTY SCHO	Utility Tax	676	12/13/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	423	12/09/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	15,883	12/13/04
NYS SALES TAX PROCESSING	Sales Tax	7,957	12/15/04
NYS SALES TAX PROCESSING	Gross Receipts Tax	80	12/17/04
NYS SALES TAX PROCESSING	Sales Tax	11,551	12/17/04
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	19	12/13/04
OKLAHOMA TAX COMMISSION	Sales Tax	509	12/07/04
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,283	12/13/04
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	378	12/13/04
PA DEPARTMENT OF REVENUE	Sales Tax	205,181	12/20/04
PARIS INDEPENDENT SCHOOLS	Utility Tax	2,958	12/13/04
PERRY COUNTY SCHOOL	Utility Tax	253	12/13/04
PETERSBURG CITY O(T)	Utility Tax	16,265	12/14/04
POWELL COUNTY SCHOOL	Utility Tax	1,924	12/13/04
PUBLIC SERVICE COMMISSION	Gross Receipts Tax	226	12/13/04
ROCKCASTLE COUNTY SCHOOL	Utility Tax	931	12/13/04
RUSSELL INDEPENDENT	Utility Tax	5,792	12/13/04
SCOTT COUNTY SCHOOL	Utility Tax	7,727	12/14/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	48,402	12/20/04
STATE OF NEW HAMPSHIRE	Utility Tax	96,387	12/07/04
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,359	12/13/04
STATE TAX DEPARTMENT	Sales Tax	105,124	12/08/04
TENNESSEE DEPT OF REVENUE	Sales Tax	61,664	12/20/04
TOWN OF ALBION	Utility Tax	337	12/16/04
TOWN OF BLACKSBURG	Utility Tax	15,284	12/15/04
TOWN OF MT CRESTED BUTTE	Utility Tax	1,441	12/08/04
TOWN OF SOUTH BOSTON	Utility Tax	4,482	12/14/04
TREASURER—STATE OF OHIO	Sales Tax	41,733	12/23/04
TREASURER OF STATE OF OHIO	Sales Tax	97,257	12/23/04

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V
Court Reporting schedules for Sales and Other Taxes Paid for the Month Ended December 31, 2004
Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
TREASURER STATE OF OHIO	Sales Tax	16,300	12/15/04
TREASURER STATE OF OHIO	Sales Tax	1,330	12/16/04
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,918	12/13/04
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	237	12/08/04
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	33,189	12/08/04
VERMONT DEPT OF TAXES	Sales Tax	73,258	12/17/04
VERMONT DEPT OF TAXES	Sales Tax	266,848	12/20/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	2,539	12/14/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	545	12/15/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	8,871	12/17/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	352	12/20/04
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	910	12/13/04
WASHINGTON DEPT OF REVENUE	Sales Tax	3,887	12/16/04
WEBSTER COUNTY BOARD OF	Utility Tax	697	12/13/04
WEST VIRGINIA STATE TAX DEPT	Sales Tax	160,059	12/20/04
WOLFE COUNTY SCHOOL	Utility Tax	568	12/13/04
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,764	12/13/04

Total		$6,023,060

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI
Court Reporting schedules for Cash Disbursements for the Month Ended December 31, 2004
LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	$3,468,735
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	1,096
ACC OPERATIONS, INC.	081-02-41956	02-41956	74,311
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	211,132
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	59
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	5,684,894
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	794,553
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	943,416
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	948,272
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	5,037,143
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	2,697,261
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	518,546
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	481,531
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	552,763
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	1,768,601
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	166,886
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	833,839
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	295,260
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	185,454
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	2,830,862
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	98,274
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	57,914,801
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	4,131,460
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	3,311,885
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	13,669,967
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	4,291
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	2,962,739
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,186,709
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	143,577
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	3,029,252

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI
Court Reporting schedules for Cash Disbursements for the Month Ended December 31, 2004
LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,097,151
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	5,371,944
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	68,689
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	548,000
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	—
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	32,307
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	371,423
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	985,293
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	1,096
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	668,682
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—
CDA CABLE, INC.	081-02-41879	02-41879	180,206
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP	081-02-41889	02-41889	175,519
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	278,983
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	7
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	17,379,858
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	235,723
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	1,664,992
CENTURY CAROLINA CORP	081-02-41886	02-41886	968,317
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	118,217
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	6,004,488
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,455,853

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI
Court Reporting schedules for Cash Disbursements for the Month Ended December 31, 2004
LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY CULLMAN CORP	081-02-41888	02-41888	391,023
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	429,328
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	1,934,719
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	29,088
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	165,879
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	154,668
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	857,999
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	428,030
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	139,897
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	—
CENTURY NORWICH CORP	081-02-41881	02-41881	925,204
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	496,917
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	90,025
CENTURY VIRGINIA CORP	081-02-41796	02-41796	370,078
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	81,072
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	—
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	41,442,874
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	—
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	—
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	11,988,927
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	—
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	261,575
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	98,189
CORAL SECURITY, INC	081-02-41895	02-41895	—

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI
Court Reporting schedules for Cash Disbursements for the Month Ended December 31, 2004
LEGAL ENTITY	Account Number	Case Number	Disbursements
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	503,031
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	—
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	446,175
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	413,083
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, LP	081-02-41816	02-41816	334,471
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	1,501,229
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	851,314
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	—
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	—
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	26,671,643
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	—
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	—
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	—
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,696,783
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	—
GS CABLE, LLC	081-02-41907	02-41907	2,117,009
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	1,797,378
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	779,284
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	129,532
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,287,323
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	320,016
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	26,520
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	251,833
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	433,650
MICKELSON MEDIA, INC.	081-02-41782	02-41782	210,554
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI
Court Reporting schedules for Cash Disbursements for the Month Ended December 31, 2004
LEGAL ENTITY	Account Number	Case Number	Disbursements
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	178,323
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	—
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	3,517,447
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	484,264
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,557,775
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	6,718,340
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	—
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,872,775
PAGE TIME, INC.	081-02-41839	02-41839	769
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	264,080
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	16,128,707
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	532,317
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	215,831
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	71,079
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	507,551
S/T CABLE CORPORATION	081-02-41791	02-41791	—
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,604,728
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	15,821,528
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	138,727
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	842,547
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	935,818
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	954,567
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	238,554
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	1,377,890

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI
Court Reporting schedules for Cash Disbursements for the Month Ended December 31, 2004
LEGAL ENTITY	Account Number	Case Number	Disbursements
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,291,864
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	16
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	—
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	1,049,993
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	—
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	10,830,702
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	164,780
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	155,530
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	182,527
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	391,358
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,157,746
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	148,536
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	258,540
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,538,600

Total			$327,801,656

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII
Court Reporting schedules for Insurance Coverage
Coverage**	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04 - 05/16/05
Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	05/16/04 - 05/16/05
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA - 5189088 VA - 5189089 TX - 5189090 All other states - 5189087	05/16/04 - 05/16/05
Excess Automobile Liability	AIG (Lexington)	All States - 4261364	05/16/04 - 05/16/05
Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04 - 05/16/05
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575/989582	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHR073190	10/15/04 - 10/15/05

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VII
Court Reporting schedules for Insurance Coverage
Coverage**	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-02	11/01/04 - 11/01/05
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04 - 05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	US00006683L104A, Q16400089, AEC380810300	05/16/04 - 05/16/05
Special Crime	Liberty Insurance Underwriters	180933013	12/19/04 - 12/31/05
New York Disability	Cigna	NYD 074487	07/01/04 - 12/31/05
Pollution Liability	Quanta Reinsurance U.S. Ltd.	On-site coverage (2000110) Off-site coverage (2000111)	01/01/04 - 01/01/05
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/04 - 12/31/05
Primary Directors & Officers Liability	Houston Casualty (U.S. Specialty Insurance Co.)	14MGU04A4702	12/31/04 - 12/31/05
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of 12/31/00 - 12/31/03 policy)
Excess Directors & Officers Liability	AIG (National Union Fire Insurance Co.). Hartford (Twin City Fire Ins. Co.) Axis Reinsurance Co. Old Republic Insurance Co.	To Be Determined To Be Determined To Be Determined To Be Determined	12/31/04 - 12/31/05 12/31/04 - 12/31/05 12/31/04 - 12/31/05 12/31/04 - 12/31/05
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04 - 05/16/05
Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 - 04/01/05
*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverages.

QuickLinks

ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED BALANCE SHEET (Dollars in thousands, except share data)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et. al. (DEBTORS-IN-POSSESSION) NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Dollars in thousands)
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES Summary
ADELPHIA COMMUNICATIONS CORPORATION, et al. (DEBTORS-IN-POSSESSION) BANKRUPTCY COURT REPORTING SCHEDULES
Schedule I
Court Reporting schedules for Payroll and Payroll Taxes for the Month Ended December 31, 2004